Exhibit 4.1

EXECUTION VERSION

DOLE FOOD COMPANY, INC.

7.25% SENIOR SECURED NOTES DUE 2025

INDENTURE

Dated as of April 6, 2017

WILMINGTON TRUST, NATIONAL ASSOCIATION

as

Trustee and Collateral Agent

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EXHIBITS

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF GUARANTEE
EXHIBIT C	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT D	FORM OF CERTIFICATE OF EXCHANGE

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INDENTURE dated as of April 6, 2017 by and among Dole Food Company, Inc. (the “Issuer”), a North Carolina corporation, DFC Holdings, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors (as hereinafter defined) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), and as Collateral Agent.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuer’s 7.25% Senior Secured Notes due 2025.

RECITALS

The Issuer and the Guarantors have duly authorized the execution and delivery hereof to provide for the issuance of the Notes and the Guarantees.

All things necessary (i) to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer and delivered hereunder, the valid and binding obligations of the Issuer, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid and binding obligations of the Guarantors and (iii) to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, all in accordance with their respective terms, have been done.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Security Documents” has the meaning set forth in the Intercreditor Agreement.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into, or becomes a Subsidiary of, such specified Person or is a Subsidiary of such other Person at the time of such merger or acquisition, or Indebtedness incurred by such Person in connection with the acquisition of assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or Collateral Agent.

“Applicable Procedures” means, with respect to any transfer or exchange or any other activity of the Depositary, Euroclear and Clearstream on behalf of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange or any other activity.

“Asset Acquisition” means (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a merger or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”)), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries (other than sales of inventory and other transfers in the ordinary course of business). For purposes of this definition, the term “Asset Sale” shall not include:

(a) transfers of cash or Cash Equivalents (or other assets that were Cash Equivalents when the original Investment was made);

(b) transfers of assets of the Issuer (including Equity Interests) that are governed by, and made in accordance with, the first paragraph of Section 5.01;

(c) Permitted Investments and Restricted Payments not prohibited under Section 4.07;

(d) the creation of or realization on any Lien not prohibited under this Indenture;

(e) transfers of damaged, worn-out, surplus or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Issuer and its Restricted Subsidiaries whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries (including by ceasing to enforce, allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any intellectual property that is, in the reasonable judgment of the Issuer or the Restricted Subsidiaries, no longer used or useful, or economically practicable to maintain, or in respect of which the Issuer or any Restricted Subsidiary determines in its reasonable judgment that such action or inaction is desirable);

(f) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or abandonment thereof, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries (taken as a whole);

(g) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or series of related transactions does not exceed $15.0 million;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) sales of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(j) a transfer of accounts receivable and related assets to a Receivables Entity in connection with a Permitted Receivables Facility;

(k) the sale of any property in a sale-leaseback transaction within six months of the acquisition of such property;

(l) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(m) the sale, discount or forgiveness of accounts receivable or notes receivable in the ordinary course of business or in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;

(n) termination of Hedging Obligations incurred in compliance with this Indenture;

(o) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(p) sales, transfers and other dispositions of Investments in joint ventures or any Subsidiary that is not a wholly-owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(q) (i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(r) the exchange, sale, transfer or other disposition of the real property located at One Dole Drive, Westlake Village, California 91362 in connection with the consummation of the Hawaii Plantation Acquisition;

(s) conveyances, sales, transfers, licenses or sublicenses or other dispositions of intellectual property, software or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license in the intellectual property or software that result from such agreement;

(t) the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business;

(u) foreclosure, condemnation or any similar action with respect to any property or other assets;

(v) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable, or the conversion or exchange of accounts receivable for notes receivable, in each case, in the ordinary course of business or consistent with past practice;

(w) any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(x) any sale of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(y) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

(z) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind.

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards, stored value cards or merchant services constituting a line of credit.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to the sum of (a) 85% of the accounts receivable of the Issuer and its Restricted Subsidiaries that are Domestic Subsidiaries and (b) 75% of the book value of inventory of the Issuer and its Restricted Subsidiaries that are Domestic Subsidiaries, in each case on a consolidated basis as of the last day of the most recent fiscal quarter for which internal financial statements are available.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Issue Date, and the amount of such obligations as of any date shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Issue Date that would appear on a balance sheet of such Person prepared as of such date.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means: (i) Dollars, Euros, Sterling, Swedish Krona and, in the case of any of the Foreign Subsidiaries of the Issuer, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $100,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $100,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-2 from S&P or at least P-2 from Moody’s and in each case maturing within one year after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the Issuer, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Issuer’s Foreign Subsidiaries.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: treasury and/or cash management services, including, without limitation, other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement services, ACH transactions, return items, interstate depository network services, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of one or more of the following events:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date of this Indenture), other than one or more Permitted Holders or Holdings, of Equity Interests representing more than 50% (on a fully diluted basis) of the total voting power represented by the issued and outstanding Equity Interests of the Issuer or Holdings then entitled to vote in the election of the Board of Directors of the Issuer or Holdings or any other direct or indirect parent of the Issuer generally; or

(b) there shall be consummated any share exchange, consolidation or merger of the Issuer pursuant to which the Issuer’s Equity Interests entitled to vote in the election of the Board of Directors of the Issuer generally would be converted into cash, securities or other property, or the Issuer sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of the Issuer in which the holders of the Issuer’s Equity Interests entitled to vote in the election of the Board of Directors of the Issuer generally immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Equity Interests of the continuing or surviving entity entitled to vote in the election of the Board of Directors of such Person generally immediately after the share exchange, consolidation or merger.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (A) (1) the Issuer or Holdings becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the voting power of the Equity Interests of the Issuer or Holdings immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction), other than holders receiving solely cash in lieu of fractional shares, own directly or indirectly at least a majority of the voting power of the Equity Interests of such holding company (and no Person or group other than such holding company, Holdings or a Permitted Holder owns, directly or indirectly, a majority of the voting power of the Equity Interests of such holding company); provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity or (B) the common stock of Issuer is changed or exchanged solely to reflect a change in its jurisdiction of incorporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, “Collateral” (as defined in the Security Agreement), any “Mortgaged Property” (as defined in the Security Agreement) and all other property subject or purported to be subject from time to time to a Lien in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Pari Passu Lien Obligations, in all or any portion of the property as collateral for the Obligations and Pari Passu Lien Obligations.

“Collateral Agent” means the Wilmington Trust, National Association, in its capacity as Collateral Agent hereunder and under the Security Documents together with its successors in such capacity.

“Commission” means the Securities and Exchange Commission.

“Commodity Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with commodity prices, either generally or under specific contingencies.

“Consolidated EBIT” means, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the Issuer and its Restricted Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest relating thereto), in each case to the extent deducted (and not otherwise added back) in determining Consolidated Net Income for such period.

“Consolidated EBITDA” means for any period, Consolidated EBIT, plus (in each case to the extent deducted in determining Consolidated Net Income for such period or (in the case of clause (vii) below) not already added back in determining Consolidated EBIT) the amount of, without duplication (x) (i) all depreciation and amortization expense, (ii) any other non-cash charges, (iii) the amount of all fees, expenses and charges (including expenses of the type described in clause (x)(vi) below) incurred in connection with (1) the Transactions, the ITOCHU Asset Sale and the Existing Credit Agreement and (2) any transaction (regardless of whether consummated or not) permitted under this Indenture including, without limitation, equity issuances, public offering of equity, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or refinancing, waiver, consent or amendment of any Indebtedness for such period, (iv) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions, (v) earn-out and contingent consideration obligations incurred or accrued in connection with any acquisition or other Permitted Investment and paid or accrued during such period, (vi) any after-tax effect on income of extraordinary, non-recurring or unusual gains, income, losses, expenses or charges (including the effect of all fees and expenses relating thereto), Transaction Expenses, severance, relocation costs, integration costs, consolidation and costs related to the opening, closure, relocation and/or consolidation of facilities, signing, retention or completion costs and bonuses, recruiting costs, recruiting and hiring bonuses, transition costs, costs incurred in connection with acquisitions after the Issue Date (including integration costs), consulting fees, legal fees and taxes related to issuances of significant options and curtailments or modifications to pension and post-retirement employee benefit plans and corporate reorganization shall be excluded in an amount for any period not to exceed, together with the amount of cost savings for such period pursuant to clauses (ii) and (iii) of the definition of “Pro Forma Cost Savings” and amounts added pursuant to clause (vii) below, 20% of Consolidated EBITDA for such period (after giving effect to any such increase), (vii) without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Event projected by the Issuer in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Issuer), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Issuer or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Issuer) with respect to any investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, restricted payment, Subsidiary designation, restructuring, cost saving initiative or other initiative (collectively, a “Specified Event”), within 18 months after such Specified Event (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (1) such cost savings are reasonably identifiable and factually supportable, (2) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are added back pursuant to another clause of this definition or the definition of “Pro Forma Cost Savings” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (3) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to the Issuer or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant applicable Measurement Period, (viii) any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (6) to the “Summary Historical Consolidated Financial Information” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable during such period, (ix) costs or expenses incurred to procure and implement new enterprise resource planning information systems, (x) losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Facilities, (xi) any costs or expenses incurred by such Person or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of such Person or Net Proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock), (xii) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs, (xiii) any fees, costs and expenses incurred by the Issuer or a Restricted Subsidiary relating to litigation, claims, investigations, proceedings and/or settlement relating to litigation, claims, investigations, proceedings or disputes; provided that the aggregate amount of such fees, costs and expenses incurred after the Issue Date (other than those incurred in connection with such litigation, claims, investigations, proceedings or disputes existing on the Issue Date) shall not exceed $10,000,000 for any such period (provided that any unused amounts in any period may be carried forward to any future period; provided, further that the aggregate amount added back pursuant to this clause (xiii) shall not exceed $25,000,000 for any such period) and (xiv) costs or expenses arising from claims that would otherwise be indemnified or reimbursed, if such claims exceeded any thresholds required in such underlying agreements, less (y) (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above (and, for the avoidance of doubt, not added back pursuant to any other component of this definition) in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (1) the excess of (x) the Total First Lien Debt as of such date of determination over (y) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries at such time to (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Total First Lien Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recently ended four full fiscal quarters (the “Measurement Period”) ending prior to the date of the transaction giving rise to the need to calculate the

Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Measurement Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(A) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business to finance seasonal fluctuations in working capital needs pursuant to working capital facilities, occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Measurement Period; and

(B) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Measurement Period), in each case occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) or operational change occurred on the first day of the Measurement Period, in each case giving effect to any Pro Forma Cost Savings.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Issuer.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense for such period; plus

(2) the amount of all dividend payments on any series of Disqualified Stock of such Person or Preferred Equity Interest of such Person’s Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period; minus

(3) the consolidated interest income of such Person and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount and its Restricted Subsidiaries, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP, but excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of the Indebtedness to which such consolidated interest expense applies; provided, further, that with respect to the calculation of the consolidated interest expense of the Issuer, the interest expense of Unrestricted Subsidiaries and any Person that is not a Subsidiary shall be excluded.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:

(a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;

(b) the Net Income of any Person that is a Subsidiary that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

(c) solely for purposes of Section 4.07, the Net Income of any Subsidiary of such Person that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such Person in respect of such period, to the extent not already included therein;

(d) the cumulative effect of a change in accounting principles shall be excluded;

(e) any after-tax effect of income (loss) (x) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments and (y) from sales or dispositions of assets (other than in the ordinary course of business), including abandoned and discontinued operations, in each case, shall be excluded (it being understood that sales of undeveloped land in Hawaii on a basis substantially consistent with past practice shall be deemed to be in the ordinary course of business);

(f) any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;

(g) any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(h) gains and losses resulting solely from fluctuations in foreign currencies shall be excluded;

(i) to the extent covered by insurance and actually reimbursed, or, so long such amount is (i) not denied by the applicable carrier in writing and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(j) to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, fees, costs, expenses or reserves incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or disposition of any Person or line of business shall be excluded; and

(k) any unrealized or realized net gain or loss resulting from currency translation gains or losses impacting net income (including currency remeasurements of Indebtedness), any net loss or gain resulting from hedge agreements for currency exchange risk associated with the above and those resulting from intercompany Indebtedness) and any foreign currency translation gains or losses shall be excluded.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the excess of (x) the Total Secured Debt as of such date of determination over (y) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries at such time to (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Total Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means, as of any date of determination for the Issuer, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer immediately preceding such date of determination, with such pro forma adjustments as are appropriate to reflect any Asset Acquisitions or Asset Sales that have occurred since such balance sheet date.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (1) the excess of (x) the Total Debt as of such date of determination over (y) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries at such time to (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Amount” means the aggregate amount of net cash proceeds or the Fair Market Value of other property contributed to the common equity capital of the Issuer or from the sale of Qualified Capital Stock of the Issuer that are relied on to incur Indebtedness pursuant to Section 4.09(b)(26).

“Corporate Trust Office” means the corporate trust office of the Trustee or of the Collateral Agent, as applicable, at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Dole Food Company, Inc., Administrator, or such other address as the Trustee or Collateral Agent may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee or Collateral Agent (or such other address as such successor Trustee or Collateral Agent may designate from time to time by notice to the Holders and the Issuer).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision hereof.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Equity Interests of the Issuer (other than Disqualified Stock) that is issued for cash (other than to any of the Issuer’s Subsidiaries or an employee stock plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3).

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required by Section 4.15; provided further, that if such Capital Stock is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of the Issuer or its Subsidiaries or by any such plan to such employees, directors, officers, members or management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Domestic Restricted Subsidiaries” means all Restricted Subsidiaries that are Domestic Subsidiaries.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euro” and/or “EUR” means the single currency of the Participating Member States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means net cash proceeds, the Fair Market Value of other property received by the Issuer from

(a) contributions to its common equity capital, and

(b) the sale (other than to a Restricted Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Qualified Capital Stock, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an officer of the Issuer on the date such capital contributions are made or the date such Qualified Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in Section 4.07(a)(3).

“Existing Credit Agreement” means the credit agreement among DFC Holdings, LLC, Dole Food Company, Inc., the various lending institutions party thereto, the other parties thereto and Deutsche Bank AG New York Branch, as administrative agent, dated as of November 1, 2013, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Indebtedness” means any Indebtedness (other than the Senior Credit Facilities, the Notes and the Guarantees) of the Issuer and its Subsidiaries in existence on the Issue Date after giving effect to the Transactions.

“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or compulsion of either party, determined in good faith by the Issuer.

“First Lien Obligations” means all Obligations of the Issuer and the Guarantors secured by a Lien on any Collateral that is permitted by clauses (b), (c) and, to the extent representing Refinancing Indebtedness in respect of First Lien Obligations, (bb) of the definition of “Permitted Liens” except to the extent that the Intercreditor Agreement does not provide that the Liens securing such Obligations rank senior to the Liens securing the Notes and the Guarantees; provided that a representative of the holders of such obligations shall have entered into the Intercreditor Agreement.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any governmental authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated, formed or organized under the laws of the United States of America, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in the foregoing clause (i).

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.01(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means Holdings and any direct or indirect Domestic Restricted Subsidiary of the Issuer that guarantees the Notes and, in each case, its successors and assigns; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective guarantee is released in accordance with the terms of this Indenture.

“Hawaii Plantation Acquisition” means the acquisition, via a like-kind-exchange for the Issuer’s headquarters property, of that certain property having an address at 64-1550 Kamehameha Hwy, Wahiawa, Hawaii, commonly referred to as the Dole Plantation, from Castle & Cooke Properties, Inc., by the Issuer and/or one or more of its Restricted Subsidiaries.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or the Restricted Subsidiaries shall be a Hedging Obligation.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered with the Registrar.

“Holdings” means DFC Holdings, LLC, a Delaware limited liability company.

“Indebtedness” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates), (iv) the aggregate amount of all Capital Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all guarantees by such Person of Indebtedness of others of the types described in clause (i), (ii), (iv), (v), (vii) or (viii) of this definition, (vii) all obligations under any Commodity Obligations, Hedging Obligations or Foreign Currency Obligations and (viii) obligations arising under Disqualified Stock or, with respect to any Restricted Subsidiary of such Person that is not a Guarantor, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends). Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a Person which, in the judgment of the Board of Directors of the Issuer, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $300,000,000 in aggregate principal amount of 7.25% Senior Secured Notes due 2025 of the Issuer issued under this Indenture on the Issue Date.

“Initial Purchasers” means, with respect to the Initial Notes, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Scotia Capital (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date by and among Holdings, the Issuer, the other Grantors (as defined therein), Bank of America, N.A., as administrative agent under the ABL Credit Agreement, Morgan Stanley Senior Funding, Inc., as administrative agent under the Term Loan Credit Agreement and the Collateral Agent.

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Status” shall occur when the Notes receive two of the following:

(1) a rating of “BBB-” or higher from S&P;

(2) a rating of “Baa3” or higher from Moody’s; or

(3) a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by such rating organization or, if no rating of Fitch, S&P or Moody’s then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business, endorsements for collection or deposits arising in the ordinary course of business and commission, travel and similar advances to officers and employees made in the ordinary course of business). For purposes of Section 4.07, the sale of Equity Interests of a Person that is a Restricted Subsidiary following which such Person ceases to be a Subsidiary shall be deemed to be an Investment by the Issuer in an amount equal to the Fair Market Value of the Equity Interests of such Person held by the Issuer and its Restricted Subsidiaries immediately following such sale. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any writedowns or write-offs, but giving effect to any repayments thereof in the form of loans and any return on capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of such Investment).

“Issue Date” means April 6, 2017.

“ITOCHU Asset Sale” means the sale of the “DAL Shares” and the “DPF Interests” (each as defined in the Acquisition Agreement, dated as of September 17, 2012, by and between the Issuer and ITOCHU Corporation) and the other transactions contemplated in connection therewith pursuant to such acquisition agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Legal Settlement Costs” means the costs to be paid with a portion of the net proceeds of Notes as described under “Use of Proceeds” in the Offering Memorandum in an aggregate amount not to exceed $74.0 million.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition by Issuer or any of its Restricted Subsidiaries of any business or Person or any other similar Investment permitted by this Indenture whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Make Whole Amount” means, with respect to any Note at any redemption date, as determined by us, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at June 15, 2020 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to June 15 , 2020 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed. The Trustee will have no responsibility to verify the Make Whole Amount.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Issuer or any direct or indirect parent entity on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.07(b)(11) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Mortgage” has the meaning set forth in the Security Agreement.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate proceeds in cash and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale or the disposition of any Designated Non-Cash Proceeds (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by the Issuer and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Notes and Pari Passu Lien Obligations) secured by a Lien on the asset or assets that are the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer or any of the Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale. Net Proceeds shall include any non-cash proceeds when and as converted by the Issuer or any Restricted Subsidiary to cash.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof treated as a single class of securities.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated March 23, 2017, relating to and used in connection with the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, Chief Accounting Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of such Person or of such Person’s partner or managing member, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person or of such Person’s partner or managing member, that meets the requirements of Section 11.04.

“Opinion of Counsel” means an opinion from legal counsel (reasonably acceptable to the Trustee or Collateral Agent, as applicable) who may, except as may be otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer or any Subsidiary of the Issuer, and which opinion shall comply with any applicable requirements of Section 11.04 hereof.

“Pari Passu Lien Obligations” means Obligations in respect of Indebtedness secured by Liens permitted by clauses (r), (k), (bb) (in the case of such clauses (k) and (bb), to the extent securing Refinancing Indebtedness in respect of Pari Passu Lien Obligations) and, to the extent elected by the Issuer in its sole discretion, (b) and/or (dd) of the definition of “Permitted Liens”; provided that, in each case, the Issuer shall have complied with the requirements of the Security Documents with respect to the joinder of the holders of additional Indebtedness to be secured by Liens ranking pari passu with the Liens securing the Notes and the Guarantees.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means the businesses of the Issuer and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any business reasonably related, ancillary or complementary thereto and any reasonable extension or evolution of any of the foregoing.

“Permitted Holders” means (i) David H. Murdock, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives (in their capacities as such) or the trustee (in its capacity as such) of a bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors thereof and (ii) any entity controlled, directly or indirectly, by any Persons referred to in the preceding clause (i), whether through the ownership of voting securities, by contract or otherwise. Any Person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by holders of the Notes in accordance with the covenant described under “Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) Investments in the Issuer or in a Restricted Subsidiary;

(b) Investments in Cash Equivalents;

(c) any guarantee of obligations of the Issuer or a Restricted Subsidiary permitted by Section 4.09;

(d) Investments by the Issuer or any of its Subsidiaries in a Person if, as a result of such Investment: (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(e) Investments received in settlement of debts and owing to the Issuer or any of its Restricted Subsidiaries, in satisfaction of judgments, in a foreclosure of a Lien or as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

(f) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture;

(g) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(h) loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(i) other Investments in an amount not to exceed the greater of $60.0 million and 2.0% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding for all Investments made after the Issue Date; provided, however, that if any Investment pursuant to this clause (i) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (i) for so long as such Person continues to be a Restricted Subsidiary;

(j) any Investment solely in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock;

(k) any Investment in connection with Commodity Obligations, Hedging Obligations and Foreign Currency Obligations otherwise permitted under this Indenture;

(l) any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a Person that is not a Restricted Subsidiary in exchange for an Investment in the Person to whom such contribution is made;

(m) so long as no Event of Default has occurred and is continuing, loans or advances by the Issuer or any Restricted Subsidiary of the Issuer in connection with grower loan programs; provided that at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this clause (m) exceed the greater of (x) $75.0 million and (y) 2.50% of Consolidated Total Assets at the time of incurrence at any one time outstanding (determined without regard to write-downs or write-offs thereof);

(n) any Investment acquired after the Issue Date as a result of the acquisition by the Issuer or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by this Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(o) any Investment consisting of deposits, prepayments and other credits to artists, suppliers or landlords made in the ordinary course of business;

(p) guaranties made in the ordinary course of business of obligations owed to landlords, suppliers and customers of the Issuer or any of its Restricted Subsidiaries;

(q) loans and advances to officers, directors and employees for (i) business-related travel expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business and (ii) other purposes in an aggregate outstanding amount pursuant to this subclause (ii) not to exceed $15.0 million at any time;

(r) any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(s) any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business;

(t) customary Investments in connection with Permitted Receivables Facilities;

(u) Investments the payment for which consists solely of Capital Stock of the Issuer;

(v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practice;

(w) Investments in the ordinary course of business or consistent with past practice consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other business arrangements with other Persons;

(x) Investments in joint ventures and Unrestricted Subsidiaries having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of (i) $50.0 million and (ii) 1.75% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(y) loans by a Foreign Subsidiary to any employee pursuant to any Foreign Subsidiary employee plan in the nature of, or in lieu of, compensatory payments or bonus or incentive payments, when taken together with all other loans made pursuant to this clause that are at the time outstanding, not to exceed the greater of (i) $15.0 million and (ii) 0.50% of Consolidated Total Assets at the time of such loan; and

(z) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by the Issuer or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(ii) in satisfaction of judgments against other Persons;

(iii) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

“Permitted Liens” means:

(a) Liens securing the Notes issued on the Issue Date and the related Guarantees;

(b) Liens securing (x) Indebtedness under the Senior Credit Facilities (and related Hedging Obligations and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such obligations is not otherwise prohibited by this Indenture) permitted by Section 4.09(b)(2) and (y) other Indebtedness permitted under Section 4.09 which Liens rank prior to the Liens securing the Obligations under the Notes and this Indenture; provided that in the case of any such Indebtedness described in this subclause (y), after giving effect to the incurrence of such Indebtedness and the granting of such Liens (and excluding the cash proceeds of such Indebtedness for purposes of cash netting), the Consolidated First Lien Leverage Ratio is less than or equal to 4.00 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred;

(c) Liens securing Commodity Obligations, Hedging Obligations Bank Products, Cash Management Services and Foreign Currency Obligations permitted to be incurred under Section 4.09;

(d) Liens securing Purchase Money Indebtedness permitted under Section 4.09(b)(6); provided that such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(e) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not apply to any assets other than the assets of the Person and its Subsidiaries acquired in such merger or consolidation;

(f) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(g) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Issuer or any of its Restricted Subsidiaries other than the property so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(h) Liens to secure the performance of statutory obligations, surety, bid, indemnity, warranty, release, appeal or similar bonds or performance bonds, or landlords’, banks’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, construction or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(i) Liens existing on the Issue Date;

(j) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(k) Liens securing Indebtedness permitted under Section 4.09(b)(10) and (27); provided that (i) in the case of Liens securing Indebtedness permitted under Section 4.09(b)(10), such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced and to the extent such Indebtedness is a refinancing of Pari Passu Lien Obligations, the Indebtedness secured by such Liens constitutes Pari Passu Lien Obligations and (ii) in the case of Liens securing Indebtedness under Section 4.09(b)(27), such Liens shall not extend to assets other than the assets of such non-Guarantor incurring such Indebtedness;

(l) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(m) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(n) licenses, sublicenses, leases or subleases granted to others not materially interfering with the business of the Issuer or its Restricted Subsidiaries;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

(p) normal and customary rights in favor of banking institutions arising as a matter of law encumbering deposits (including rights of set-off) in favor of banks or other depository institutions;

(q) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

(r) Liens on the Collateral ranking equal to the Liens securing the Notes and the Guarantees that secure Indebtedness permitted under Section 4.09; provided that after giving effect to the incurrence of such Indebtedness and the related Liens (and excluding the proceeds of such Indebtedness from cash for purposes of such calculation), the Consolidated Secured Leverage Ratio does not exceed 5.75 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred;

(s) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases in connection with any transaction otherwise permitted under this Indenture;

(t) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor incurred in accordance with Section 4.09;

(u) Liens in favor of the Issuer or any Guarantor (other than Holdings);

(v) Liens securing reimbursement obligations with respect to commercial letters of credit or similar instruments which solely encumber goods and/or documents of title and other property relating to such letters of credit or instruments and products and proceeds thereof;

(w) (i) Liens on accounts receivable and related assets incurred in connection with a Permitted Receivables Facility and (ii) Liens on assets sold or transferred or purported to be sold or transferred to a Receivables Entity in connection with a Permitted Receivables Facility and the proceeds of such assets;

(x) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(y) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(g) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(z) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(aa) (i) customary transfer restrictions and purchase options in joint venture and similar agreements, (ii) Liens on Equity Interests in joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (iii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly-owned Subsidiaries entered into in the ordinary course of business;

(bb) Refinancing Indebtedness in respect of any Liens referred to in clause (a), (b)(y), (e), (g), (i) or (r) above; provided that (i) any such Liens do not extend to any assets not securing the Indebtedness being extended, renewed or refinanced and (ii) to the extent the Indebtedness being refinanced constitutes Pari Passu Lien Obligations, the extension renewals, refundings or refinancings constitute Pari Passu Lien Obligations;

(cc) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(dd) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $75.0 million and (y) 2.50% of Consolidated Total Assets at the time of incurrence of such Liens;

(ee) Liens on Equity Interests of Unrestricted Subsidiaries; and

(ff) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(14).

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale or pledge by Foreign Subsidiaries of the

Issuer that are Restricted Subsidiaries and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Issuer and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue notes or other evidences of Indebtedness secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the applicable Foreign Subsidiaries and/or the respective Receivables Sellers.

“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Foreign Subsidiaries of the Issuer that are Restricted Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (ii) loans to any Foreign Subsidiary of the Issuer secured by Receivables (whether now existing or arising in the future) of any Foreign Subsidiary which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, or the issuance of notes or other evidence of Indebtedness secured by such notes, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (in the good faith determination of the Issuer) either (i) the terms as so amended, modified, supplemented, refinanced or replaced are reasonably customary for transactions of this type or (ii)(x) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Issuer or any of its Subsidiaries that, taken as a whole, are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement as determined by the Issuer in good faith and (y) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the holders of the Notes as determined by the Issuer in good faith.

“Permitted Receivables Related Assets” means any assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.

“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.01(c) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation, disposition or operational change that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act, (ii) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation, disposition or operational change or by any related business of the Issuer or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated within 18 months after the date of the acquisition, merger, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition or any related business of the Issuer or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of the Issuer based upon specifically identifiable actions to be taken within 18 months of the date of the acquisition, merger, consolidation or disposition, in each case regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period; provided that the aggregate amount of cost savings in connection with clauses (ii) and (iii) above for any period shall not exceed, when taken together with the total amount added back pursuant to clause (x)(vi) of the definition of “Consolidated EBITDA,” 20% of Consolidated EBITDA for such period (in each case after giving effect to any increases pursuant to such provision).

“Public Company Costs” means costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002, the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, employee bonuses and other executive costs, legal and other professional fees, listing fees and other expenses, in each case, arising out of or incidental to an entity’s status as, or preparation to become, a reporting company.

“Purchase Money Indebtedness” means Indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Refinancing Indebtedness in respect of Purchase Money Indebtedness); provided that (i) such Indebtedness (other than Refinancing Indebtedness) is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair, replacement or improvement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock of the Issuer, Holdings or any other direct or indirect parent of the Issuer that is not Disqualified Stock.

“Qualified IPO” means an underwritten public offering of the common stock of the Issuer or any direct or indirect parent company thereof resulting in gross proceeds to such Person of at least $100.0 million.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a Nationally Recognized Statistical Rating Organization selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Receivables” means all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Receivables Entity” means a Restricted Subsidiary of the Issuer which engages in no activities other than in connection with the financing of Receivables of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Restricted Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Issuer or any other Restricted Subsidiary of the Issuer in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer (as determined by the Issuer in good faith), and (c) to which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Trustee by filing with the Trustee an officer’s certificate of the Issuer certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means any Foreign Subsidiary of the Issuer (other than Receivables Entities) that is a Restricted Subsidiary that is from time to time party to the Permitted Receivables Facility Documents.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee or Collateral Agent, means any officer within the Corporate Trust Office of the Trustee or Collateral Agent, as applicable (or any successor group of the Trustee or Collateral Agent) or any other officer of the Trustee or Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary, other than Unrestricted Subsidiaries.

“Revolving Credit Agreement” means the credit agreement dated the Issue Date, by and among the Issuer, Holdings, Solvest, Ltd., the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other parties thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as such agreement or facility may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Issuer or any Domestic Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the security agreement dated the Issue Date by and among the Collateral Agent, the Issuer and the Guarantors party thereto, as the same may be amended, restated, amended and restated, supplemented or modified from time to time.

“Security Documents” means the Security Agreement, the Intercreditor Agreement, each Mortgage and each other document entered into to grant or perfect a security interest in the Collateral to the Collateral Agent for the benefit of the Collateral Agent, the Trustee, the holders of Notes and the holders of other Pari Passu Lien Obligations.

“Senior Credit Facilities” means the credit facilities provided under the Term Loan Credit Agreement and Revolving Credit Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or any Person that is a consolidated subsidiary of the Issuer under GAAP and designated as a “Subsidiary” in an Officers’ Certificate of the Issuer.

“substantially concurrent” means any date within 45 days before or after the specified event.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date hereof.

“Term Loan Credit Agreement” means the term loan credit agreement dated the Issue Date, by and among the Issuer, as borrower, Holdings, the lenders party thereto from time to time, Morgan Stanley Senior Funding Inc., as administrative agent, and the other parties thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as such agreement or facility may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Term Security Documents” has the meaning set forth in the Intercreditor Agreement.

“Total Debt” means (i) the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis (other than Indebtedness described in clause (ii), (v) or (vii) of the definition of “Indebtedness”) (provided that there shall be included in Total Debt, any Indebtedness (x) in respect of drawings under letters of credit to the extent not reimbursed within two Business Days after the date of such drawing and (y) in respect of any Hedging Obligations, Foreign Currency Obligations and Commodity Obligations not permitted by Section 4.09(b)(7) or (8) plus (ii) the principal amount of any obligations of any Person (other than the Issuer or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are guaranteed by the Issuer or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Issuer).

“Total First Lien Debt” means, as of any date of determination, the sum of (i) the excess of Total Secured Debt outstanding on such date minus, to the extent included therein, the principal amount of Notes and Pari Passu Lien Obligations outstanding on such date and (ii) without duplication, the principal amount of Indebtedness secured by Liens pursuant to clause (b)(y) of the definition of “Permitted Liens” (or clause (bb) of the definition of “Permitted Liens” to the extent incurred in respect of Liens originally incurred pursuant to such clause (b)(y)) outstanding on such date.

“Total Secured Debt” means the aggregate principal amount of Total Debt that consists of Capitalized Lease Obligations or that is secured by any assets of the Issuer or any of its Restricted Subsidiaries plus (ii) the principal amount of any obligations of any Person (other than the Issuer or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are guaranteed by the Issuer or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Issuer) and secured by any assets of the Issuer or any Restricted Subsidiary.

“Transaction Expenses” means any fees, premiums, expenses, costs or charges (including original issue discount or upfront fees) incurred or paid by the Issuer or its Subsidiaries in connection with the Transactions or any charges or expenses relating to the repayment of existing Indebtedness.

“Transactions” has the meaning given such term in the Offering Memorandum.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 15, 2020; provided, however, that if the period from the redemption date to June 15, 2020 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to June 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wilmington Trust, National Association acting as Trustee hereunder until a successor replaces Wilmington Trust, National Association in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code of the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means (A) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of the Issuer in accordance with the instructions set forth below; and (B) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation, (i) is guaranteed by the Issuer or any of its Restricted Subsidiaries; (ii) is recourse to the Issuer or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of the Issuer or any of its Restricted Subsidiaries to satisfaction thereof;

(b) except as otherwise permitted by this Indenture (including by Section 4.11), neither the Issuer nor any of its Subsidiaries (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to the Issuer or such other Subsidiary than those that might be obtained at the time from Persons who are not the Issuer’s Affiliates; and

(c) neither the Issuer nor any of its Subsidiaries (other than another Unrestricted Subsidiary) has any obligation (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date the Board of Directors of the Issuer designates an additional Subsidiary as an Unrestricted Subsidiary, the Issuer will be deemed to have made a Restricted Investment in an amount equal to the Fair Market Value (as determined in good faith by the Board of Directors of the Issuer evidenced by a resolution of the Board of Directors of the Issuer and set forth in an Officers’ Certificate delivered to the Trustee) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Applicable Law”	7.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15(2)
“Covenant Defeasance”	8.04
“DTC”	2.01(b)
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Offer”	3.08(a)
“incur”	4.09(a)
“Initial Commitment”	4.10
“Issuer”	Preamble
“Legal Defeasance”	8.03

“Measurement Period”	“Consolidated Fixed Charge Coverage Ratio”
“Offer Amount”	3.08(c)
“Offer Period”	3.08(c)
“Paying Agent”	2.03
“Payment Default”	6.01(e)
“Private Placement Legend”	2.01(c)
“Purchase Date”	3.08(c)
“Refinancing Indebtedness”	4.09(b)(10)
“Registrar”	2.03
“Regulation S Temporary Global Note Legend”	2.01(d)
“Restricted Payments”	4.07(a)
“Reversion Date”	4.17(b)
“Second Commitment”	4.10
“Security Document Order”	12.10(m)
“Specified Event”	“Consolidated
EBITDA”
“Sub Entity”	“Change of Control”
“Suspended Covenants”	4.17(a)
“Suspension Period”	4.17(b)
“Transaction Agreement Date”	1.05(d)
“Transaction Date”	“Consolidated Fixed Charge Coverage Ratio”
“Transfer”	“Asset Sale”

SECTION 1.03. Rules of Construction.

Unless the context otherwise requires,

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive and “including” means “including without limitation”;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) references to sections of or rules under the Securities Act and Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

SECTION 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof. Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Issuer may fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.05 hereof) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

SECTION 1.05. Financial Calculations for Limited Condition Transactions

With respect to any (x) acquisition or similar Investment for which the Issuer or any Subsidiary of the Issuer may not terminate its obligations due to a lack of financing for such acquisition or similar Investment (whether by merger, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable or (y) repayment, repurchase or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice) has been delivered, in each case, for purposes of determining:

(a) whether any Indebtedness (including Acquired Indebtedness) that is being incurred in connection with such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness is permitted to be incurred in compliance with Section 4.09;

(b) whether any Lien being incurred in connection with such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness or to secure any such Indebtedness is permitted to be incurred in accordance with Section 4.12 or the definition of “Permitted Liens”;

(c) whether any other transaction undertaken or proposed to be undertaken in connection with such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness complies with the covenants or agreements contained in this Indenture or the Notes; and

(d) any calculation of the Consolidated Fixed Charge Coverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Total Leverage Ratio, Consolidated Secured Leverage Ratio, Net Income, Consolidated Net Income, EBIT and/or EBITDA and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Issuer, using the date that the definitive agreement for such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” or “Consolidated EBITDA.” For the avoidance of doubt, if the Issuer elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (x) any fluctuation or change in the Consolidated Fixed Charge Coverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Total Leverage Ratio, Consolidated Secured Leverage Ratio, Net Income, Consolidated Net Income, EBIT and/or EBITDA of the Issuer, the target business or assets to be acquired subsequent to the Transaction Agreement Date and at or prior to the consummation of such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness is permitted to be incurred or in connection with compliance by the Issuer or any of the Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other transaction undertaken in connection with such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness and (y) until such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness is consummated or such definitive agreements are terminated, such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under This Indenture after the date of such agreement and before the consummation of such acquisition or similar Investment or repayment, repurchase or refinancing of Indebtedness; provided that in connection with the making of Restricted Payments, the calculation of Consolidated Net Income (and any defined term a component of which is Consolidated Net Income) will not, in any case, assume such acquisition or similar Investment has been consummated. In addition, This Indenture provides that compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuer, and required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Note Legend”) in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c) Except as permitted by Section 2.06(g) hereof, any Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A

PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

(d) Any temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend (the “Regulation S Temporary Global Note Legend”) in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.

SECTION 2.02. Form of Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. All notes shall be dated the date of their authentication.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $300.0 million upon written order of the Issuer and (ii) subject to compliance with Section 4.09 and Section 4.12 hereof, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount, in each case upon written order of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (ii) above, certify that such issuance is in compliance with Section 4.09 and Section 4.12 hereof. In addition, each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Notes issued under clause (ii) of the preceding sentence and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered to the Depositary or pursuant to the Depositary’s instruction. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

In authenticating Notes other than the Initial Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(a) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(b) an executed supplemental indenture, if any;

(c) an Officers’ Certificate delivered in accordance with Section 11.03; and

(d) an Opinion of Counsel which shall state:

(1) that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

(2) that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture;

(3) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(4) that all laws and requirements in respect of the execution and delivery by the Issuer of such Notes have been complied with.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or any Affiliate of the Issuer.

SECTION 2.03. Registrar and Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder of a Note. The Issuer shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Issuer may act as Paying Agent or Registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and such agreement shall implement the provisions hereof that relate to such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.04. Paying Agent To Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.05. Lists of Holders of the Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof.

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the

Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Issuer for Definitive Notes, subject to any applicable laws, if (i) the Issuer delivers to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (B) the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) such exchange is requested by the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall any temporary Note that is a Global Note issued pursuant to Regulation S be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificate identified by the Issuer and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Issuer will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Definitive Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06. However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or 2.06(c). All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Issuer, the Trustee, the Registrar or any co- Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph(i) .

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (B)(1) above. Upon receipt of the applicable certificate provided for below in the form of Exhibit C or Exhibit D, the Registrar shall approve the instructions given in accordance with the Applicable Procedures.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii), and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar and the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to Sections 2.06(b)(iv)(A) and 2.06(b)(iv)(B) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (A) and (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized minimum denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in Section 2.06(c)(ii)(A) and 2.06(c)(ii)(B), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to Section 2.06(c)(ii)(A) or 2.06(c)(ii)(B) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(c)(ii)(A) or 2.06(c)(ii)(B) above.

(iii) Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized minimum denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iv) If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to Section 2.06(d)(ii)(A), Section 2.06(d)(ii)(B) or Section 2.06(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act.

(ii) Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in Section 2.06(e)(ii)(A) and 2.06(e)(ii)(B), if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Intentionally Omitted].

(g) Legends. The following legends shall appear on the faces of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (other than an Unrestricted Definitive Note) (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear the Global Note Legend.

(iii) Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear the Regulation S Temporary Global Note Legend.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.06, 3.08 and 9.04 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than, in each case, to require delivery of such certificates as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

(x) None of the Trustee or Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any agent member or other member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of Depositary or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any agent member or other participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary, subject to its applicable rules and procedures. The Trustee and Agents may rely and shall be fully protected in relying upon information furnished by Depositary with respect to its agent members and other members, participants and any beneficial owners.

SECTION 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. If required by the Trustee or the Issuer, the Holder must supply an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer holds the Note.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Subsidiary of the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer, any Subsidiary of the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer until legal title to such Notes passes to the Issuer, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10. Temporary Notes.

Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of the written order of the Issuer signed by two Officers of the Issuer, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Holders of Definitive Notes.

SECTION 2.11. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act), unless the Issuer directs canceled Notes to be returned to it. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. The Trustee shall provide the Issuer with a certificate of cancellation with respect to any cancelled Notes, upon request.

SECTION 2.12. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes (without giving effect to any grace period), it shall pay the defaulted interest in any lawful manner (plus interest at the rate borne by the Notes plus 1.00% on such defaulted interest to the extent lawful), to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Issuer shall fix or cause to be fixed each such special record date and payment date and provide notice thereof to the Trustee. At least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 40 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate of the Issuer setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price. If the Issuer is required to make the redemption pursuant to Section 3.08 hereof, it shall furnish the Trustee, at least five but not more than ten Business Days before the applicable purchase date, an Officers’ Certificate of the Issuer setting forth (i) the purchase date, (ii) the principal amount of Notes offered to be purchased and (iii) the purchase price.

SECTION 3.02. Selection of Notes To Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis by lot or by such other method as the Trustee deems fair and appropriate, and in any case, in accordance with the Applicable Procedures; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be given at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, so long as the Issuer does not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

(b) Except in the case of Global Notes, the Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed to such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 10 days (unless a shorter period is acceptable to the Trustee) prior to the date the Issuer wishes to have the notice given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. Effect of Notice of Redemption.

Notice of any redemption of Notes described in Section 3.07 may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the relevant public or private sales of Qualified Capital Stock, other offering or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or that such redemption date may be postponed to another date selected by the Issuer that is within 30 days of the original scheduled redemption date.

SECTION 3.05. Deposit of Redemption Price.

On or prior to any redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

On and after the redemption date, if the Issuer does not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06. Notes Redeemed or Repurchased in Part.

Upon surrender and cancellation of a Note that is redeemed or repurchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

SECTION 3.07. Optional Redemption.

(a) Except as provided in paragraphs (b) and (c) below and in Section 4.15 hereof, the Notes will not be redeemable at the Issuer’s option prior to June 15, 2020. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 days’ or more than 60 days’ notice to holders (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2020	103.625%
2021	101.813%
2022 and thereafter	100.000%

(b) Notwithstanding the foregoing, at any time and from time to time prior June 15, 2020, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 107.250% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of a contribution to the capital of the Issuer or one or more public or private sales of Qualified Capital Stock, other than proceeds from a sale to the Issuer or any of its Subsidiaries or any employee benefit plan in which the Issuer or any of its Subsidiaries participates; provided that (i) at least 50% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs no later than the 180th day following such capital contribution or sale of Qualified Capital Stock.

(c) In addition, at any time and from time to time prior to June 15, 2020, the Issuer may redeem all or any portion of the Notes outstanding at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.

(d) The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market purchases or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any such affiliate may determine.

SECTION 3.08. Excess Proceeds Offer.

(a) Within 30 days after the date the cumulative amount of Excess Proceeds exceeds $25.0 million, the Issuer shall make an offer (an “Excess Proceeds Offer”) to all Holders of the Notes (with a copy to the Trustee) and (x) in the case of Excess Net Proceeds which are received as a result of an Asset Sale of Collateral, to the extent required pursuant to the documentation governing any Pari Passu Lien Obligations, an offer to purchase to the holders of such Pari Passu Lien Obligations and (y) in the case of Excess Net Proceeds which are not received as a result of an Asset Sale of Collateral, to the extent required by the terms of any Indebtedness (other than Subordinated Indebtedness), an offer to purchase to all holders of such Indebtedness to purchase the maximum principal amount of Notes (and, if applicable, holder of any such Pari Passu Lien Obligations or Indebtedness (other than Subordinated Indebtedness) that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth herein (and, if applicable, the documentation governing such Pari Passu Lien Obligations or such other Indebtedness). If the aggregate principal amount of Notes (and, if applicable, Pari Passu Lien Obligations or other parity Indebtedness) surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Issuer shall select the Notes (and, if applicable, Pari Passu Lien Obligations or other parity Indebtedness) to be purchased on a pro rata basis. To the extent that the principal amount of Notes (and if, applicable, Pari Passu Lien Obligations or other parity Indebtedness) tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of this Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

(b) In connection with the selection of the Notes (and, if applicable, Pari Passu Lien Obligations or other parity Indebtedness) to be purchased on a pro rata basis, as set forth in Section 3.08(a) hereof, the Issuer shall deliver to the Trustee upon request such written direction as the Trustee reasonably requires in connection therewith (including without limitation the amounts, calculations, factors and rules for such proration), upon which the Trustee may conclusively rely.

(c) The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased with such Excess Proceeds (which maximum principal amount of Notes and pari passu Indebtedness shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.

(d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.08, the Issuer’s compliance with such laws and regulations shall not in and of itself be deemed to have caused a breach of its obligations under this Section 3.08.

(e) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

(f) Upon the commencement of any Excess Proceeds Offer, the Issuer shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

(i) that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Issuer, a Depositary, if appointed by the Issuer, or a paying agent at the address specified in the notice at least five Business Days before the Purchase Date;

(vi) that Holders shall be entitled to withdraw their election if the Issuer, Depositary or a paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is unconditionally withdrawing his election to have the Note purchased;

(vii) that, if the aggregate principal amount of Notes surrendered by Holders and other pari passu Indebtedness tendered by the holders thereof exceeds the Offer Amount, the Issuer shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(g) On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.08. The Issuer, Depositary or a paying agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

(h) Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer, holds as of 11:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee; provided, however, no service of legal process on the Issuer may be made at any office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

SECTION 4.03. Reports.

(a) So long as any Notes are outstanding, the Issuer will furnish to the Trustee and, upon request, the beneficial owners of the Notes:

(1) within 90 days after the end of each fiscal year of the Issuer ending after the Issue Date, the consolidated financial statements of the Issuer for such year prepared in accordance with GAAP, together with a report thereon by the Issuer’s independent auditor, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the relevant fiscal year substantially similar to that which would be required to be contained in an annual report on Form 10-K on the Issue Date under the Exchange Act if the Issuer had been a reporting company under the Exchange Act

(2) within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Issuer, beginning with the fiscal quarter ending March 25, 2017, the consolidated financial statements of the Issuer for such portion of the fiscal year prepared in accordance with GAAP, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the relevant fiscal quarter substantially similar to that which would be required to be contained in a quarterly report on Form 10-Q on the Issue Date under the Exchange Act if the Issuer had been a reporting company under the Exchange Act; and

(3) within 10 business days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act (or such later time period provided for in such Form 8-K), other than items 3.01, 3.02, 3.03, 5.02, 5.03, 5.04 and 5.05 of Form 8-K; provided that no such material change report will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to holders of the Notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole; provided, further, the Issuer may redact any information that it determines in good faith would be reasonably likely to be eligible for confidential treatment by the Commission if the Issuer was a reporting company under the Exchange Act.

In connection with this Section 4.03, it is understood that the Issuer shall not be required to (a) comply with Section 302 and Section 404 of the Sarbanes Oxley Act of 2002, as amended, or related items 307, 308 and 308T of Regulation S-K under the Securities Act and (b) comply with Rules 3-09, 3-10 and 3-16 of Regulation S-X under the Securities Act.

If at any time the Issuer becomes subject to the periodic reporting requirements under the Exchange Act, then within the time specified by the Exchange Act and the rules, regulations and forms promulgated thereunder, all public reports (including financial statements and other financial information) required to be filed thereunder, shall also be provided to the Trustee and the holders of the Notes and such provision shall satisfy the requirements of clauses (1), (2) and (3) of the first paragraph of this Section 4.03; provided that the Issuer will not be obligated to make pro forma calculations or provide financial statements in compliance with the requirements of item 9.01 of Form 8-K with respect to any company or business acquired by the Issuer or its Restricted Subsidiaries that did not provide financial statements in compliance with the requirements of item 9.01 of Form 8-K to the Issuer or its Restricted Subsidiaries, as applicable, in connection with the acquisition of such company or business.

In the event that:

(A) the rules and regulations of the Commission permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Issuer, or

(B) any direct or indirect parent of the Issuer provides a full and unconditional guarantee of the Notes,

consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.03 for the Issuer will satisfy this Section 4.03, and the Issuer may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and its Subsidiaries, on a standalone basis, on the other hand.

The Issuer shall furnish the reports referred to in clauses (1), (2) and (3) of the first paragraph of this Section 4.03 by posting to a company website such reports and providing access thereto to the Holders of the Notes and thus be deemed to have furnished such reports to the Trustee and the Holders of the Notes and prospective investors, any securities analyst or any market maker in the Notes. For purposes of this covenant, the term “company website” means either (i) the collection of web pages that may be accessed on the World Wide Web using a URL address that is the principal Internet site of the Issuer or (ii) such other website that Holders of the Notes and prospective investors, any security analysts or market maker in the Notes can access by obtaining a password from the Issuer. Notwithstanding anything to the contrary, the Trustee shall not have any obligation to monitor whether the Issuer timely posts the required documents to the company website.

The Trustee shall have no obligation to forward such reports to Holders of the Notes.

(b) In addition, for the avoidance of doubt, the Issuer shall not be required to comply with or otherwise become subject to the reporting requirements of the Exchange Act. Notwithstanding the foregoing, the Issuer may fulfill the requirement to furnish any such information described in the first paragraph of this covenant by filing the information with the Commission within the time periods specified in the Commission’s rules and regulations that are then applicable to the Issuer.

(c) In addition, for so long as any Notes remain outstanding, the Issuer will participate in quarterly conference calls to discuss operating results and related matters. The Issuer shall post a notice of such quarterly conference calls on the “website” referred to in the second preceding paragraph at least three business days in advance of each such conference call which will provide the date and time of any such call and will either provide noteholders, prospective investors, broker-dealers and securities analysts with instructions for accessing such call or direct such Persons to contact the investor relations office of the Issuer to obtain access to the conference call. Notwithstanding the foregoing, at any time following a Qualified IPO, the Issuer may satisfy its obligations under this paragraph (c) if the Issuer (or any direct or indirect parent company of the Issuer that has no material assets or operations other than those incidental to its ownership of the Capital Stock of the Issuer) holds quarterly conference calls for the holders of its common stock issued in such Qualified IPO and the holders of the Notes are provided access to such conference calls.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture or Security Documents (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04. Compliance Certificate.

The Issuer shall deliver to the Trustee and Collateral Agent, within 120 days after the end of each fiscal year, commencing after the fiscal year ended December 30, 2017, an Officers’ Certificate of the Issuer stating that a review of the activities of Holdings, the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and Security Documents and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

In addition, the Issuer shall deliver to the Trustee and Collateral Agent, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof

SECTION 4.05. Taxes.

Holdings and the Issuer shall pay, and the Issuer shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Limitation on Restricted Payments.

(a) Neither the Issuer nor any of its Restricted Subsidiaries may, directly or indirectly:

(i) pay any dividend or make any distribution on account of any Equity Interests of the Issuer other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer;

(ii) purchase, redeem or otherwise acquire or retire for value any of Holdings’ (or any of its direct or indirect parent companies’) or the Issuer’s Equity Interests or any Subordinated Indebtedness, other than (i) Subordinated Indebtedness within one year of the stated maturity date thereof and (ii) any such Equity Interests or Subordinated Indebtedness owned by the Issuer or by any Restricted Subsidiary;

(iii) pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(A) to the Issuer or any Restricted Subsidiary; or

(B) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; or

(iv) make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (i) through (iv) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) in the case of a Restricted Payment other than a Restricted Investment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) except in the case of a Restricted Investment, after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Issuer is able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.09(a); and

(3) such Restricted Payment, together with the aggregate of all other Restricted Payments made pursuant to this Section 4.07(a) and clauses (1), (2)(x)(a), (7), (11) and (15) of Section 4.07(b) made after the Issue Date, is less than the sum of:

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the Issuer’s first full fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); plus

(B) an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the Fair Market Value of any property or assets received by the Issuer from the issue or sale of Equity Interests (other than Disqualified Stock and amounts included in “Excluded Contributions” or the “Contribution Amount”) of the Issuer (other than Equity Interests sold to any of its Subsidiaries), following the Issue Date, (y) 100% of the aggregate net cash proceeds and Fair Market Value of any property or assets (other than Disqualified Stock) contributed to the capital of the Issuer following the Issue Date and (z) the aggregate amount by which Indebtedness (other than any Indebtedness owed to the Issuer or a Restricted Subsidiary) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange into Qualified Capital Stock (less the amount of any cash, or the Fair Market Value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange); plus

(C) without duplication of amounts that increase the amount available for investments pursuant to the definition of “Permitted Investments” or “Restricted Payments” pursuant to Section 4.07(b), if any Unrestricted Subsidiary is designated by the Issuer as a Restricted Subsidiary or if there is a merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, in each case, after the Issue Date, an amount equal to the Fair Market Value of the net Investment by the Issuer or a Restricted Subsidiary in such Subsidiary at the time of such designation; plus

(D) without duplication of amounts that increase the amount available for investments pursuant to the definition of “Permitted Investments” or “Restricted Payments” pursuant to Section 4.07(b), 100% of any cash dividends and other cash distributions and the Fair Market Value of property or assets other than cash received by the Issuer and the Restricted Subsidiaries from an Unrestricted Subsidiary since the Issue Date to the extent not included in Consolidated Net Income and 100% of the net proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; plus

(E) without duplication of amounts that increase the amount available for investments pursuant to the definition of “Permitted Investments” or “Restricted Payments” pursuant to Section 4.07(b), and to the extent not included in clauses (A) through (D) above, 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (x) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments (other than by the Issuer or a Restricted Subsidiary) from the Issuer or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, in each case after the Issue Date; or (y) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(F) any returns, profits, distributions and similar amounts received on account of a Restricted Investment made in reliance upon this first paragraph (up to the amount of the original investment).

(b) The foregoing provisions will not prohibit the following (provided that with respect to clauses (13) and (15) below, no Default or Event of Default shall have occurred and be continuing):

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement or other acquisition of (x) any Equity Interests of the Issuer in exchange for, or out of the net proceeds of the issue or sale within 120 days of, Equity Interests (other than Disqualified Stock) of the Issuer, Holdings, or any other direct or indirect parent of the Issuer (other than Equity Interests issued or sold to any Subsidiary, Excluded Contributions and amounts included in the Contribution Amount) or (y) Disqualified Stock or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale within 120 days of, Qualified Capital Stock, (b) in exchange for, or out of the proceeds of the incurrence within 120 days of, Refinancing Indebtedness permitted to be incurred under clause (10) of Section 4.09(b) or (c) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case, to the extent required by the agreement governing such Disqualified Stock or Subordinated Indebtedness but only if the Issuer shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with Sections 3.08 and 4.15 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Disqualified Stock or Subordinated Indebtedness;

(3) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary that is not a Guarantor issued in accordance with Section 4.09;

(4) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units to the extent such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;

(5) the payment of the Legal Settlement Costs;

(6) the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer, Holdings or any other direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer held by any future, present or former employee, director or consultant of the Issuer or Holdings or any other direct or indirect parent of the Issuer or any Subsidiary of the Issuer (or any such Person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (6) do not exceed $15.0 million in any calendar year (or $30.0 million for any calendar year following the occurrence of a Qualified IPO) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $30.0 million (or $60.0 million following a Qualified IPO); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and amounts included in “Excluded Contributions” or the “Contribution Amount”) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any parent entity, in each case to any future, present or former employees, directors, managers or consultants of the Issuer, any of its Subsidiaries or any parent entity that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under Section 4.07(a)(3); plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or the Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (6); provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this clause (6) in any fiscal year;

(7) payments or distributions by the Issuer or any of its Restricted Subsidiaries to dissenting stockholders pursuant to applicable law in connection with any merger or acquisition consummated on or after the Issue Date and not prohibited by this Indenture;

(8) purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(9) the payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent, in the amount required for such entity to, if applicable:

(A) pay amounts equal to the amounts required for Holdings or any other direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of Holdings or any other direct or indirect parent of the Issuer, if applicable, and general corporate operating, legal and overhead expenses of Holdings or any other direct or indirect parent of the Issuer (including, but not limited to, audit and other accounting and reporting expenses), if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Issuer and its Subsidiaries; and

(B) pay fees and expenses incurred by Holdings or any other direct or indirect parents of the Issuer, related to any unsuccessful equity or debt offering of such parent;

(10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (a) the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Designated Preferred Stock is issued, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, would have been at least 2.00 to 1.00 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock issued after the Issue Date;

(11) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies, in each case, after the Issue Date, in an amount not to exceed the greatest of (A) 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer’s or any such director or indirect parent company’s common stock registered on Form S-8, (B) in an aggregate amount not to exceed the greater of (x) proceeds from any public offering, other than public offerings with respect to the Issuer’s or any such director or indirect parent company’s common stock registered on Form S-8, in excess of $300 million and (y) up to the entire amount of such proceeds from any public offering, other than public offerings with respect to the Issuer’s or any such direct or indirect parent company’s common stock registered on Form S-8, so long as, on a pro forma basis for any such dividend, the Consolidated Total Leverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would not exceed 4.50 to 1.0 and (C) an aggregate amount per annum not to exceed 5.0% of Market Capitalization;

(12) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer, any of its Restricted Subsidiaries or any direct or indirect parent company of the Issuer;

(13) other Restricted Payments in an amount not to exceed the greater of (x) $60.0 million and (y) 2.00% of Consolidated Total Assets;

(14) Restricted Payments from Excluded Contributions; and

(15) other Restricted Payments and Restricted Investments, so long as, on a pro forma basis for any such Restricted Payment or Restricted Investment, the Consolidated Total Leverage Ratio would be less than 4.25 to 1.0.

(c) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (15) of Section 4.07(b), or is permitted pursuant to Section 4.07(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Issuer will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 4.07, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investments.”

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Issuer acting in good faith.

If the Issuer or any Restricted Subsidiary makes a Restricted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (3) of Section 4.07(a) or under any other provision of this Section 4.07 (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

For the avoidance of doubt, this Section 4.07 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under this Indenture.

SECTION 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distribution to the Issuer or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) transfer any of the Issuer’s properties or assets to the Issuer or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(i) Existing Indebtedness and existing agreements as in effect on the Issue Date;

(ii) applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit provided by any governmental authority;

(iii) any instrument governing Acquired Debt and any other agreement or instrument of an acquired Person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person and its Subsidiaries, or the properties or assets of any Person and its Subsidiaries, other than the Person, or the property or assets of the Person, so acquired or any of its Subsidiaries;

(iv) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business;

(v) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(vi) this Indenture, the Notes and the Security Documents or by other Indebtedness ranking pari passu with the Notes; provided that except as set forth in clause (vii) below such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes;

(vii) the Senior Credit Facilities; provided that the restrictions therein (i) are not materially more restrictive than the agreements, taken as a whole, governing the Senior Credit Facilities as in effect on the Issue Date or (ii) will not affect the Issuer’s ability to make principal or interest payments on the Notes when due (in each case, as determined by the Issuer in good faith);

(viii) customary non-assignment provisions in contracts, leases, subleases and licenses entered into in the ordinary course of business;

(ix) any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(x) provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements, partnership agreements, limited liability company operating agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;

(xi) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary (or sale of such Subsidiary’s Equity Interests) pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture;

(xii) secured Indebtedness otherwise permitted to be incurred by this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(xiii) any other agreement governing Indebtedness entered into after the Issue Date if (a) such encumbrances and other restrictions are, in the good faith judgment of the Issuer, no more materially restrictive, taken as a whole, with respect to the Issuer or any Restricted Subsidiary than (i) the restrictions contained in this Indenture as of the Issue Date or (ii) those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary or the Issuer, as applicable pursuant to agreements in effect on the Issue Date, or (b) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest on the Notes when due;

(xiv) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the Issuer’s good faith judgment, not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or will not affect the Issuer’s ability to make principal or interest payments on the Notes when due (as determined by the Issuer in good faith);

(xv) customary net worth or similar provisions contained in real property leases entered into by the Issuer or any of its Restricted Subsidiary so long as the Issuer or such Restricted Subsidiary has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of the Issuer or such Restricted Subsidiary to meet its ongoing obligations;

(xvi) any restriction on cash or other deposits or net worth imposed by customers, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business; or

(xvii) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility.

SECTION 4.09. Limitation on Incurrence of Indebtedness.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or permit any of its Restricted Subsidiaries that is not a Guarantor to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Equity Interests, if, after giving effect to the incurrence of such Indebtedness or the issuance of such Preferred Equity Interests and the application of the net proceeds thereof on a pro forma basis, the Issuer’s Consolidated Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0; provided, further, that Restricted Subsidiaries of the Issuer that are not Guarantors may not incur Indebtedness or issue any Preferred Equity Interests pursuant to this paragraph if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than, when combined with the amount of Indebtedness incurred pursuant to the second proviso in clause (4) below, an aggregate of the greater of (x) $50.0 million and (y) 1.75% of Consolidated Total Assets at the time of incurrence of Indebtedness and Preferred Equity Interests of Restricted Subsidiaries of the Issuer that are not Guarantors would be outstanding pursuant to this Section 4.09(a).

(b) The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

(1) Indebtedness represented by the Initial Notes and the Guarantees with respect to the Initial Notes;

(2) Indebtedness of the Issuer or any Restricted Subsidiary under (x) the Revolving Credit Agreement in an aggregate amount not to exceed the greater of (i) $250.0 million and (ii) the Borrowing Base as of the date of such incurrence and (y) the Term Loan Credit Agreement not to exceed $1,050.0 million;

(3) (x) Indebtedness among the Issuer and the Restricted Subsidiaries; provided that any such Indebtedness owed by the Issuer or a Guarantor to any Restricted Subsidiary that is not a Guarantor shall be subordinated to the prior payment in full when due of the Notes or the Guarantees, as applicable, and (y) Preferred Equity Interests of a Restricted Subsidiary held by the Issuer or a Restricted Subsidiary; provided that if such Preferred Equity Interests are issued by a Guarantor, such Preferred Equity Interests are held by the Issuer or a Guarantor;

(4) Indebtedness or Disqualified Stock issued or incurred to finance an acquisition, merger, consolidation or amalgamation or Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Issuer or any Restricted Subsidiary (and not created in contemplation of such acquisition); provided that after giving effect to the incurrence or issuance of such Indebtedness, Disqualified Stock or Acquired Debt on a pro forma basis, (A) the Issuer’s Consolidated Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0 or (B) the Issuer’s Consolidated Fixed Charge Coverage Ratio would have been equal to or greater than immediately prior to such acquisition; provided, further, that Restricted Subsidiaries of the Issuer that are not Guarantors may not incur such Indebtedness, Disqualified Stock or Acquired Debt pursuant to this clause (4) if, after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), more than, when combined with the amount of Indebtedness incurred pursuant to the proviso to Section 4.09(a), an aggregate of the greater of (x) $50.0 million and (y) 1.75% of Consolidated Total Assets at the time of incurrence of such Indebtedness, Disqualified Stock or Acquired Debt of Restricted Subsidiaries of the Issuer that are not Guarantors would be outstanding pursuant to this clause (4);

(5) Existing Indebtedness;

(6) Indebtedness consisting of Purchase Money Indebtedness in an aggregate amount (when aggregated with the amount of Refinancing Indebtedness under clause (10) below in respect of Indebtedness incurred under this clause (6)) not to exceed the sum of (A) the greater of (x) $80.0 million and (y) 2.75% of Consolidated Total Assets at any time outstanding and

(B) solely in the case of any Indebtedness to finance the acquisition and/or construction of vessels, $100.0 million in aggregate principal amount at any time outstanding;

(7) (a) Hedging Obligations of the Issuer or any of its Restricted Subsidiaries covering Indebtedness of the Issuer or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for purposes of managing interest rate exposure of the Issuer and its Restricted Subsidiaries and not for speculative purposes and (b) Indebtedness in respect of any Bank Products or Cash Management Services provided by any lender party to a Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreement pursuant to which such Bank Products or Cash Management Services are provided was entered into) in the ordinary course of business;

(8) Foreign Currency Obligations and Commodity Obligations of the Issuer or any of the Restricted Subsidiaries entered into to manage exposure of the Issuer and the Restricted Subsidiaries to fluctuations in currency values and commodity prices and not for speculative purposes;

(9) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);

(10) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part, Indebtedness referred to in paragraph (a) of this Section 4.09 or in clauses (1), (4), (5) or (6), this clause (10) or clauses (11) or (15) of this Section 4.09(b) (“Refinancing Indebtedness”); provided, however, that:

(A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses (including original issue discount, upfront or similar fees), commissions and costs in connection therewith;

(B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (i) 91 days after the final maturity date of the Notes and (ii) the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded;

(C) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees, if at all, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(D) if the Indebtedness to be exchanged refinanced, renewed, replaced, substituted or refunded was the obligation of the Issuer or Guarantor, such Indebtedness shall not be incurred by any of the Issuer’s Restricted Subsidiaries other than a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so refinanced;

(11) additional Indebtedness of the Issuer and any of its Restricted Subsidiaries in an aggregate principal amount not to exceed, when aggregated with the aggregate principal amount of Refinancing Indebtedness in respect of Indebtedness pursuant to this clause (11), the greater of (x) $75.0 million and (y) 2.50% of Consolidated Total Assets at the time of incurrence at any one time outstanding;

(12) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 and the guarantee by any Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(13) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock;

(14) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed the greater of (i) $125.0 million and (ii) 4.50% of Consolidated Total Assets at the time of incurrence at any time outstanding and (y) unsecured Indebtedness of the Issuer or a Restricted Subsidiary evidenced by a guarantee of Indebtedness permitted pursuant to the preceding subclause (x) of this clause (14)

(15) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed, when aggregated with the aggregate principal amount of Refinancing Indebtedness in respect of Indebtedness pursuant to this clause (15), the greater of (x) $60.0 million or (y) 2.0% of Consolidated Total Assets at the time of incurrence at any time outstanding;

(16) Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with an acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Issuer or any of its Restricted Subsidiary pursuant to any such agreement;

(17) guarantees to suppliers in the ordinary course of business;

(18) Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(19) Indebtedness consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding or take-or-pay obligations contained in supply arrangements;

(20) Preferred Equity Interests of the Issuer or any of its Restricted Subsidiaries issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such Preferred Equity Interests of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Equity Interests (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of Preferred Equity Interests not permitted by this clause (20);

(21) Indebtedness of Foreign Subsidiaries incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed at any time outstanding the greater of (x) $75.0 million and (y) 2.50% of Consolidated Total Assets at the time of incurrence at any one time outstanding;

(22) Foreign Jurisdiction Deposits;

(23) Indebtedness (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (b) Indebtedness in respect of any commercial credit cards, stored value cards, purchasing cards, treasury management, check drawing and automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items, interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management), dealer incentive, supplier finance or similar programs, current account facilities, employee credit card programs, overdraft facilities, foreign exchange facilities, payment facilities and, in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among the Issuer and its subsidiaries and deposit accounts;

(24) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to any of the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(25) Indebtedness in respect of letters of credit, bank guarantees or similar instruments for the account of Foreign Subsidiaries in an aggregate amount outstanding not to exceed the greater of (x) $50.0 million and (y) 1.75% of Consolidated Total Assets at the time of incurrence at any one time outstanding;

(26) Indebtedness in an aggregate principal amount up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments; and

(27) Indebtedness of Restricted Subsidiaries of the Issuer that are not Guarantors incurred not to exceed, together with any other Indebtedness under this clause (27) at any one time outstanding, the greater of (x) $25.0 million and (y) 1.00% of Consolidated Total Assets of the Issuer.

(c) For purposes of determining compliance with this Section 4.09, (1) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (2) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (27) of Section 4.09(b) or is permitted to be incurred pursuant to Section 4.09(a) and also meets the criteria of one or more of the categories described in clauses (1) through (27) of Section 4.09(b), the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Senior Credit Facilities on the Issue Date (and any Indebtedness secured by a Lien that refinances such Indebtedness) shall be deemed to be outstanding under Section 4.09(b)(2) above and may not be reclassified.

(d) Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or Preferred Equity Interests of the same class shall not be deemed to be an incurrence of Indebtedness or Preferred Equity Interests for purposes of determining compliance with this Section 4.09. Any increase in the amount of Indebtedness solely by reason of currency fluctuations shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.

(e) The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified Person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured.

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Issuer based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus premium (including reasonable tender premiums), fees, defeasance costs and expenses including original issue discount, upfront fee or similar fees). Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, (1) if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing and (2) shall be deemed to be outstanding only when the proceeds thereof are not applied to effect such refinancing (and to pay any fees, expenses, commissions and costs in connection therewith) substantially concurrently.

(g) In the event an item of Indebtedness, Disqualified Stock or Preferred Equity Interest (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken on the same date that any other item of Indebtedness, Disqualified Stock or Preferred Equity Interest (or any portion thereof) is incurred or issued, any other Lien is incurred or other transaction is undertaken, then the Consolidated Fixed Charge Coverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Total Leverage Ratio or Consolidated Secured Leverage Ratio will be calculated with respect to such incurrence, issuance or other transaction without regard to any other incurrence, issuance or transaction. Each item of Indebtedness, Disqualified Stock or Preferred Equity Interest that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Consolidated Fixed Charge Coverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Total Leverage Ratio, or Consolidated Secured Leverage Ratio.

(h) For purposes of determining compliance with any provisions of this Indenture, (1) unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness solely because it is unsecured and (2) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness solely because it has a junior priority with respect to the same collateral.

SECTION 4.10. Limitation on Asset Sales.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined as of the time of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale (such Fair Market Value to be determined by an executive officer of the Issuer or such Subsidiary); and

(2) at least 75% of the cumulative consideration in all Asset Sales following the Issue Date consists of cash or Cash Equivalents or Marketable Securities.

For purposes of clause (2), the following shall be deemed to be cash or Cash Equivalents:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or a Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any obligations or securities received from such transferee that are within 180 days converted by the Issuer or a Restricted Subsidiary to cash (to the extent of the cash actually so received),

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $35.0 million and (y) 1.25% of Consolidated Total Assets at the time of incurrence at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and

(d) the Fair Market Value of any long-term assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by the Issuer or any Restricted Subsidiary in a Permitted Business.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall apply all or any of the Net Proceeds therefrom to:

(1) repay Indebtedness under the Senior Credit Facilities permitted by Section 4.09(b)(2), and in the case of any such repayment under the Revolving Credit Agreement, effect a permanent reduction in the availability under the Revolving Credit Agreement;

(2) (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of long-term assets to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B); or

(3) to repay Notes and or Pari Passu Lien Obligations or, in the case of Net Proceeds from Assets Sales of assets not constituting Collateral, other Indebtedness (other than Subordinated Indebtedness or Indebtedness owing to the Issuer or a Restricted Subsidiary) (and, in the case of any Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that (i) if the Issuer or any Restricted Subsidiary shall so repay any such other Pari Passu Lien Obligations or any such other Indebtedness, the Issuer will reduce (or offer to reduce Notes) on a pro rata basis by, at its option, (A) redeeming Notes pursuant to Section 3.07, (B) making an Excess Proceeds Offer or (C) purchasing Notes through open market purchases and (ii) any redemption or repurchase of Notes pursuant to this clause (3) shall be at a redemption or purchase price, as applicable, at or above 100% of the principal amount of the Notes redeemed or purchased, plus accrued and unpaid interest to the redemption or purchase date.

Any Net Proceeds from any Asset Sale that are not applied or invested (or, in the case of clause (2) of the immediately preceding paragraph, committed pursuant to a written agreement to be applied) as provided in the preceding paragraph within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365 day period shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes, other Pari Passu Lien Obligations and other senior Indebtedness of the Issuer if and when required under Section 3.08; provided that, in the event the Issuer or a Restricted Subsidiary enters into a binding commitment to reinvest Net Proceeds pursuant to clause (2) of the immediately preceding paragraph within 365 days of receipt of such Net Proceeds (an “Initial Commitment”) and such Initial Commitment is subsequently terminated or cancelled or terminated for any reason before such Net Proceeds are applied in connection therewith, the Issuer may enter into another commitment to reinvest such Net Proceeds (a “Second Commitment”) to reinvest such Net Proceeds within 180 days of such termination or cancellation and such Net Proceeds shall not constitute “Excess Proceeds” until the 180th day following such termination or cancellation to the extent not applied pursuant to clause (2) of the immediately preceding paragraph prior to such date; provided, further, that if such Second Commitment is later cancelled or terminated or cancelled for any reason before such Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds at the time of such termination or cancellation. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving indebtedness under the Senior Credit Facilities, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

SECTION 4.11. Limitation on Transactions with Affiliates.

The Issuer shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Issuer’s or any Restricted Subsidiary’s properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments in excess of $5.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b) if such Affiliate Transaction involves aggregate payments in excess of $20.0 million, such Affiliate Transaction has been approved by a resolution of the members of the Issuer’s Board of Directors or any duly constituted committee thereof and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above;

provided, however, that the following shall, in each case, not be deemed Affiliate Transactions:

(i) payment of customary fees, reasonable out of pocket costs to and reimbursement of expenses and compensation (including pursuant to stock option or stock ownership plans or similar employee benefit plans) paid to, and indemnities provided on behalf of or for the benefit of, future, present or former employees, officers, members of the board of directors (or similar governing body), members of management, managers, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any of its direct or indirect parent companies or any of its subsidiaries;

(ii) indemnification or similar arrangements for officers, directors, employees or agents of Holdings, the Issuer or any of the Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(iii) transactions between or among the Issuer and the Restricted Subsidiaries;

(iv) Restricted Payments not prohibited by Section 4.07;

(v) any transactions between the Issuer or any of the Restricted Subsidiaries and any Affiliate of the Issuer the Equity Interests of which Affiliate are owned solely by the Issuer or one of the Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Issuer, on the other hand;

(vi) any agreements or arrangements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Issuer or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;

(vii) so long as they comply with clause (a) above, transactions with customers, clients, lessors, landlords, suppliers, contractors or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture;

(viii) any contribution to the capital of the Issuer (other than Disqualified Stock) and sales of Equity Interests of the Issuer (other than Disqualified Stock) to Affiliates of Holdings, the Issuer or its Restricted Subsidiaries not otherwise prohibited by this Indenture and the granting of registration and other customary rights in connection therewith;

(ix) transactions with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Equity Interests of the Issuer other than Disqualified Stock;

(x) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of this Section 4.11;

(xi) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xii) transactions effected as part of any Permitted Receivables Facility;

(xiii) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer; provided, however, that such director abstains from voting as a director on any matter involving such other Person;

(xiv) reorganizations of the Issuer and its Restricted Subsidiaries undertaken for purposes of facilitating a Qualified IPO; provided that such reorganizations are not adverse to the holders of Notes in any material respect;

(xv) (a) payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and collective bargaining agreements, employment agreements, severance arrangements, compensatory (including profit sharing) arrangements, stock option plans, benefit plan, health, disability or similar insurance plan and other similar arrangements with such employees, officers, directors, managers, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) and (b) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with future, present or former employees, officers, directors, members of management, consultants or independent contractors and (c) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any direct or indirect parent company or of the Issuer or any Restricted Subsidiary;

(xvi) transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xvii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent company of the Issuer or a Subsidiary of the Issuer, as appropriate, in good faith;

(xviii) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received by the Issuer or a Restricted Subsidiary from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and/or local consolidated, combined or similar taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (and its Unrestricted Subsidiaries, to the extent described above) to pay such taxes separately from any such parent entity;

(xix) payments by the Issuer and its Restricted Subsidiaries to each other pursuant to tax sharing, tax distribution or similar arrangements among any direct or indirect parent of the Issuer and its Subsidiaries on customary terms;

(xx) pledges of Equity Interests of Unrestricted Subsidiaries; and

(xxi) transactions effected as part of the Hawaii Plantation Acquisition.

SECTION 4.12. Limitation on Liens.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interests or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currency will not be deemed to be an incurrence of Liens for the purpose of this Section 4.12.

SECTION 4.13. Additional Subsidiary Guarantees.

If any of the Issuer’s Domestic Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under the Senior Credit Facilities incurred under Section 4.09(b)(2) or Indebtedness incurred in reliance on Section 4.09(a) (other than under the second proviso thereto), then in each case such guarantor or obligor shall (i) execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture on the terms set forth in this Indenture, (ii) execute and deliver to the Collateral Agent supplements to the applicable Security Documents to the extent necessary to grant a security interest to the Collateral Agent in the Collateral of such Restricted Subsidiary and (iii) deliver to the Trustee and Collateral Agent an Opinion of Counsel that such supplemental indenture and supplements to the Security Documents have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute a legal, valid, binding and enforceable obligations of such Restricted Subsidiary along with such other Officers’ Certificates and Opinions of Counsel as the Trustee and Collateral Agent may be entitled. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.14. Organizational Existence.

Subject to Article 5 hereof and the proviso to this Section 4.14, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation and, subject to Section 4.10 hereof, the corporate, limited liability company, partnership or other existence of any Significant Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any Significant Subsidiary and (ii) subject to Section 4.10 hereof, the material rights (charter and statutory), licenses and franchises of the Issuer and its Significant Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. Change of Control.

Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of repurchase (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder (with a copy to the Trustee) stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof;

(7) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8) any other information material to such Holder’s decision to tender Notes.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer’s compliance with such laws and regulations shall not in and of itself be deemed to have caused a breach of its obligations under this Section 4.15. The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to Change of Control Offer made by the Issuer. The Issuer’s obligations in respect of a Change of Control Offer can be modified with the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in this Section 4.15, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in this Section 4.15, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the applicable redemption date.

SECTION 4.16. Further Assurances.

The Issuer will, and will cause each of its existing and future Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as, in the good faith opinion of the Issuer, may be reasonably required from time to time in order to:

(a) carry out more effectively the purposes of the Security Documents;

(b) maintain, grant, perfect or protect the validity, effectiveness and priority of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and

(c) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Collateral Agent under any other instrument executed in connection herewith.

SECTION 4.17. Suspension of Covenants on Achievement of Investment Grade Status.

(a) Following the first day: (x) the Notes have achieved Investment Grade Status; and (y) no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day and continuing until the Reversion Date, the Issuer and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and 5.01(e) of this Indenture (collectively, the “Suspended Covenants”).

(b) If at any time the Notes cease to have such Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

(c) On the Reversion Date, all Indebtedness incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(5). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a). On the Reversion Date, the amount of Excess Proceeds shall be reset at zero. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period will be deemed to have been outstanding on the Issue Date. Any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (a) through (c) of Section 4.08 that becomes effective during the Suspension Period will be deemed to have existed on the Issue Date. In addition, any future obligation to grant further Guarantees shall be suspended. All such further obligations to grant Guarantees shall be reinstated upon the Reversion Date. No default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries under any of the Suspended Covenants during the Suspension Period.

(d) On and after each Reversion Date, the Issuer and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period, so long as such contract and such consummation would have been permitted during such Suspension Period.

(e) The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify holders if the Notes achieve Investment Grade Status.

ARTICLE 5

SUCCESSORS

SECTION 5.01. Merger, Consolidation or Sale of Assets.

The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving entity), sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(a) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer ) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the surviving Person is a limited liability company or limited partnership, such entity shall also form a co-issuer that is a corporation;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Issuer’s obligations under the Notes and this Indenture pursuant to a supplemental indenture;

(c) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Issuer’s obligations under the Security Documents pursuant to supplements to the applicable Security Documents and shall take all actions as may be required to cause the Liens in favor of the Collateral Agent to continue to be effective to the same extent as was applicable immediately prior to such transaction;

(d) immediately after such transaction, no Default or Event of Default exists;

(e) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have a Consolidated Fixed Charge Coverage Ratio immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Issuer’s Consolidated Fixed Charge Coverage Ratio immediately preceding the transaction or (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

(f) the Issuer or the surviving Person shall have delivered to the Trustee and Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if supplements to this Indenture or Security Documents are required in connection with such transaction, such supplements comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture and the Security Documents relating to such transaction have been satisfied, and that such supplements constitute the legal, valid and binding obligations of the surviving Person.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary.

Notwithstanding the foregoing clauses (c) and (d), the Issuer may merge with a Restricted Subsidiary solely for the purpose of reincorporating the Issuer in a state of the United States or the District of Columbia so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions hereof referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person has been named as the Issuer herein. When a successor Person assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to this Article 5, the applicable predecessor shall be released from the obligations so assumed.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following constitutes an “Event of Default”:

(a) default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c) failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.08, 4.10, 4.15 and 5.01 (other than a failure to purchase Notes duly tendered to the Issuer for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(d) subject to Section 6.04, default under any other provision of this Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer and any of its Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50.0 million or more;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $50.0 million or more;

(g) failure by the Issuer and any of its Restricted Subsidiaries that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $50.0 million or more, which judgments are not stayed within 60 days after their entry; provided, however, that the rendering of any such other judgment(s) by courts outside of the United States shall not be an Event of Default under this clause (g) unless (i) the Issuer and its Restricted Subsidiaries which are subject to the judgment(s), as of the date of the issuance of such judgment(s) (or any later date while such judgment(s) are still in effect) have at least $50.0 million in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the Issuer and/or its Restricted Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $50.0 million in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s));

(h) any Guarantee of Holdings or a Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Holdings or any Guarantor that qualifies as a Significant Subsidiary (or group of Guarantors that together would constitute a Significant Subsidiary), or any Person acting on behalf of Holdings or any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;

(i) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer in an involuntary case; (ii) appoints a custodian of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer; or (iii) orders the liquidation of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer, and the order or decree remains unstayed and in effect for 60 days; and

(k) any Lien purported to be created by any Security Document shall cease to be a valid and enforceable Lien with respect to Collateral with a Fair Market Value in excess of $30.0 million except in accordance with the Security Documents and such failure continues for a period of 45 days after the Issuer receives written notice specifying the failure (and demanding that such failure be remedied) from the Trustee or the holders of at least 30% of the outstanding principal amount of the Notes.

In the event of any Event of Default specified in clauses (e) and (f) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; (ii) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (iii) the default that is the basis for such Event of Default has been cured.

SECTION 6.02. Acceleration.

If any Event of Default occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 hereof with respect to the Issuer, all outstanding Notes shall become and shall be immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

Any failure to perform or breach under Section 4.03 shall not be a Default or an Event of Default until the 121st day after the Issuer has received the notice referred to in Section 6.01(d) (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default).

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to the terms of the Security Documents, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), the Issuer’s creditors or the Issuer’s property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10. Priorities.

Subject to the terms of the Intercreditor Agreement and the Security Documents, if the Trustee collects any money pursuant to this Article 6 or from the Collateral Agent pursuant to any Security Document, it shall pay out the money in the following order:

First: to the Trustee, the Agents and the Trustee’s and Agents’ agents and attorneys for fees, expenses and indemnities due to such persons under the Indenture and Security Documents, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and any Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Issuer, Guarantor or other such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in them by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that during the continuance of an Event of Default,

(i) the duties of the Trustee shall be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements hereof but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) Whether or not therein expressly so provided, every provision of this Indenture or Security Document in any way relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 7.

(d) No provision hereof or of any Security Document shall require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(g) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond or any other paper or document (whether in original or facsimile form) (including any of the foregoing delivered in electronic format) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any statement, representation or warranty or fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein. Nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or other information received from the Issuer or any other Person;

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or any Security Document;

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by two Officers of such Issuer;

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities (including, without limitation, the reasonable fees and expenses of its counsel and agents) that might be incurred by it in compliance with such request or direction;

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states such notice is a notice of default. For the avoidance of doubt, the Trustee shall not be charged with knowledge of the contents of the ABL Security Documents or the Term Security Documents, as the case may be;

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Security Documents, including, without limitation, in its capacity as Collateral Agent and each other Agent, and each agent, custodian and other Person employed to act hereunder;

(i) The Trustee may request that the Issuer deliver a certificate (upon which the Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any Security Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Trustee a revised certificate, change the information previously provided by it pursuant to this Section 7.02(i), but the Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate;

(j) In no event shall the Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) Neither the Trustee nor the Collateral Agent shall have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Indenture, any Security Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to any Collateral; (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. The Trustee and the Collateral Agent shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in the Collateral;

(l) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee and the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship therewith. Accordingly, each of the parties hereto agrees to provide to the Trustee and the Agent upon their reasonable request from time to time such identifying information and documentation as may be requested for such party in order to enable the Trustee and the Agent to comply with Applicable Law; and

(m) The Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any Security Document if such action would, in the reasonable opinion of the Trustee (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document.

(n) Any permissive right of the Trustee or Collateral Agent to take or refrain from taking actions enumerated in this Indenture or other Security Documents shall not be construed as a duty.

(o) The Trustee and Collateral Agent shall not be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. The Trustee and Collateral Agent shall not be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

(p) The Trustee and Collateral Agent shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made

(q) The Trustee and Collateral Agent shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Trustee or Collateral Agent has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee and Collateral Agent may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

SECTION 7.04. Trustee’s Disclaimer.

(a) The Trustee shall not be responsible for and makes no representation as to the legality, enforceability, sufficiency, validity or adequacy hereof of any Security Document or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

(b) The Trustee shall not be bound to make any investigation into (i) the performance or observance by the Issuer or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any Security Document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any Security Document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by this Indenture or any Security Document, (iv) the value or the sufficiency of any Collateral or (v) the satisfaction of any condition set forth in this Indenture or any Security Document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice during business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney, and shall incur no liability of any kind by reason of such inquiry or investigation.

SECTION 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it obtains knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. Appointment of Co-Trustee or Separate Trustee

(a) Notwithstanding any other provisions hereof, at any time, for (i) such purposes as the Trustee may deem necessary or advisable, (ii) for the purpose of holding title to, foreclosing or otherwise taking action outside the state where the Trustee has its principal place of business, or (iii) for the purpose of meeting any other legal requirements of any jurisdiction in which any part of the property or Collateral granted or transferred to or for the benefit of the Trustee, may at the time be located, the Issuer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Issuer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, in respect of all or any part of such property or Collateral, and to vest in such Person or Persons, in such capacity, such title thereto, or any part thereof, and, subject to the other provisions of this Section 7.06, such powers, duties, obligations, rights and trusts as the Issuer and the Trustee may consider necessary or desirable.

(b) If the Issuer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Issuer.

(c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee hereunder and no notice to Holders of the appointment of co-trustees or separate trustees shall be required.

(d) In the case of any appointment of a co-trustee pursuant to this Section 7.06, all rights, powers, duties and obligations conferred or imposed upon the Trustee and conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed as Trustee hereunder, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations including the holding of title to such property or Collateral or any portion thereof in any such jurisdiction shall be exercised and performed by such co-trustee at the direction of the Trustee.

(e) In the case of any appointment of a separate trustee pursuant to this Section 7.06, all rights, powers, duties and obligations conferred or imposed upon the Trustee and conferred on such separate trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee jointly, except to the extent: (i) that under any law of any jurisdiction in which any particular act or acts are to be performed as Trustee hereunder, the Trustee shall be incompetent or unqualified to perform such act or acts or (ii) the Trustee and separate trustee have agreed it is not desirable or advisable that such parties exercise or perform such duties jointly. In the case of (i) or (ii) above, such rights, powers, duties and obligations including enforcement or repurchase obligations and the holding of title to such property or Collateral or any portion thereof in any such jurisdiction shall be exercised and performed by such separate trustee as agreed upon by the Trustee and separate trustee.

(f) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.06. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(g) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(h) No trustee under this Indenture shall be personally liable by reason of any act or omission of another trustee under this Indenture. The Issuer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee in accordance with the provisions of resignation or removal in Section 7.08.

SECTION 7.07. Compensation and Indemnity.

The Issuer shall pay to the Trustee and the Agents from time to time compensation for its acceptance hereof and services hereunder as shall be agreed upon in writing by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Agents’ agents and counsel, including attorneys’ fees in connection with enforcement of its rights to indemnity hereunder.

The Issuer shall indemnify the Trustee and the Agents in each of their capacities hereunder and in any other document related hereto, and each of its officers, directors, employees, representatives, counsel and agents (collectively, the “Indemnified Parties”) against any and all losses, liabilities (including, without limitation, environmental liabilities), claims, obligations, damages injuries, penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including, but not limited to, reasonable fees and expenses of legal counsel limited to one firm and, to the extent so required, one local counsel in each applicable jurisdiction) of whatever kind or nature, demanded, asserted or claimed against an Indemnified Party directly or indirectly relating to or arising from, claims against an Indemnified Party by reason of its participation in the transactions contemplated hereby, the administration of this trust and the performance of its duties hereunder and under the Notes and any Security Document, as the case may be, including the costs and expenses of enforcing this Indenture, the Notes or any Security Document and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise); provided, however, that the Issuer need not indemnify against any loss, liability or expense incurred by an Indemnified Party as a result of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The Trustee and the Agents shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee or an Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any third-party claim and the Trustee or such Agent shall cooperate in the defense. The Trustee or such Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge hereof or the earlier resignation or removal of the Trustee or any Agent.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee and the Agents shall have a Lien prior to the Notes on all money or property held or collected thereby, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge hereof.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

If a Trustee resigns or is removed all fees and expenses of the Trustee incurred in the administration of the trust or in the performance of the duties hereunder shall be paid to the Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the successor entity shall be the successor Trustee without the execution or filing of any paper with any Person or any further act.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be an entity organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by a federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

SECTION 7.11. Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

The Collateral Agent shall have the powers, rights and duties granted to the Collateral Agent under the Security Documents. The Holders, by their acceptance of the benefits of this Indenture and the Security Documents, hereby acknowledge all the powers, rights and duties granted to the Collateral Agent under the Security Documents. In executing and delivering any Security Document or in acting thereunder, the Collateral Agent shall enjoy all the rights, protections, immunities and indemnities granted to it under this Indenture.

SECTION 7.12. Limitation on Duty of Collateral Agent in Respect of Collateral.

Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against any Person with respect to any Collateral or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for the benefit of itself and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuer’s Obligations.

(a) The Issuer may terminate its Obligations as to all outstanding Notes and the Security Documents, except those obligations referred to in paragraph (b) of this Section 8.01, when

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth in Section 3.07 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under this Indenture by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge hereof have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Issuer.

(b) Notwithstanding paragraph (a) of this Section 8.01, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.07 and 8.08 hereof shall survive until the Notes are no longer outstanding pursuant to Section 2.08 hereof. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 7.08, 8.07 and 8.08 hereof shall survive such satisfaction and discharge.

(c) For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or earlier termination, resignation or removal of the Trustee, in such capacity, with respect to the holders of the Pari Passu Lien Obligations to the extent the Security Documents remain in force thereafter.

SECTION 8.02. Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03. Legal Defeasance and Covenant Discharge.

Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuer shall be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Security Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be; (b) the Issuer’s obligations with respect to such Notes under Sections 2.03, 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02 hereof; (c) the rights, powers, trust, duties and immunities of the Trustee hereunder, and the Issuer’s obligations in connection therewith; and (d) this Section 8.03. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof with respect to the Notes.

SECTION 8.04. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuer shall be released from its obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (other than existence of the Issuer (subject to Section 5.01), 4.15, 5.01 (except clauses (a) and (b)) and 10.03 hereof with respect to the outstanding Notes and the Security Documents on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, Sections 6.01(c) through 6.01(g) shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or Section 8.04 hereof to the outstanding Notes:

(a) the Issuer shall irrevocably have deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(b) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.04, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default (in either case other than resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture, the Senior Credit Facilities or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(f) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Issuer pursuant to its election under Section 8.03 and 8.04 hereof was not made by the Issuer with the intent of preferring the Holders of the Notes over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent provided for or relating to the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under Section 8.04 hereof (as the case may be) have been complied with as contemplated by this Section 8.05.

SECTION 8.06. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to Issuer.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on their request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.08. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors and the Trustee and Collateral Agent may amend or supplement this Indenture, the Notes, the Guarantees and the Security Documents or any amended or supplemental indenture without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c) to provide for the assumption of the obligations of the Issuer or any Guarantor to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Notes in any material respect;

(e) to provide for the issuance of additional Notes in accordance with the provisions set forth in this Indenture;

(f) to provide for additional First Lien Obligations permitted to be incurred pursuant to this Indenture by Liens ranking prior to the Liens securing the Notes and the Guarantees and to secure additional Pari Passu Lien Obligations permitted to be incurred pursuant to this Indenture by Liens ranking pari passu with Liens securing the Notes and the Guarantees;

(g) to evidence and provide for the acceptance of an appointment of a successor Trustee;

(h) to add Guarantees or collateral with respect to the Notes;

(i) to conform this Indenture, the Notes or the Guarantees to the “Description of Notes” section in the Offering Memorandum;

(j) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(k) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer and a resolution of the Board of Directors of each Guarantor and upon receipt by the Trustee of the documents described in Section 11.03 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms hereof and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders of Notes.

The Issuer, the Guarantors and the Trustee and Collateral Agent may amend or supplement this Indenture, the Notes , the Guarantees or the Security Documents or any amended or supplemental indenture with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and any existing Default and its consequences or compliance with any provision hereof, the Notes or the Security Documents may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in the last paragraph of this Section 9.02);

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions hereof relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in the last paragraph of this Section 9.02);

(h) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred;

(i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10; or

(j) make any change in the foregoing amendment and waiver provisions.

Additionally, without the consent of Holders of at least 66 2/3% of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), no such amendment or waiver may release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this Indenture and the Security Documents.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer and a resolution of the Board of Directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.03 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or of the Notes.

Our obligations in respect of Change of Control Offer can be modified with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding at any time prior to the occurrence of a Change of Control. The consent of the holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.03. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

The Issuer may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.04. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.05. Trustee To Sign Amendments, Etc.

In executing and delivering any supplemental indenture or other supplement or amendment permitted by this Article, the Trustee and/or Collateral Agent shall receive, and shall by fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate (i) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and (ii) as set forth in Section 11.04. The Trustee and Collateral Agent may, but shall not be obligated to, enter into any such supplement or amendment which affects the Trustee’s or Collateral Agent’s own rights, duties or immunities under this Indenture, a Security Document or otherwise.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantee.

Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Agents and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that:

(a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee and Agents hereunder, the Notes or Security Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of a Note with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby. If any Holder or the Trustee is required by any court or otherwise, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, to return to the Issuer or any Guarantor any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits hereof, the Notes or the Guarantees.

Nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on such Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02. Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by any of its Officers. Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an officer or Officer whose signature is on this Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03. Merger, Consolidation or Sale of Assets of Guarantors.

A Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with Section 10.05 and the other provisions of this Indenture) may not, and the Issuer will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity) any Person (in the case of a Restricted Subsidiary that is a Guarantor, other than the Issuer or a Restricted Subsidiary that is a Guarantor) (in each case other than in accordance with Section 4.10) unless:

(a) the Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor under the Notes and this Indenture, pursuant to a supplemental indenture;

(c) the Person formed by or surviving any such consideration or merger (if other than the Guarantor) assumes all the obligations of the Guarantor, pursuant to supplements to the applicable Security Documents, under the Security Documents and shall take all actions as may be required to cause the Liens in favor of the Collateral Agent to continue to be effective to the same extent as was applicable immediately prior to such transaction;

(d) immediately after such transaction, no Default or Event of Default exists; and

(e) the Guarantor or the surviving Person shall have delivered to the Trustee and Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if supplements to this Indenture or Security Documents are required in connection with such transaction, such supplements comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture and the Security Documents relating to such transaction have been satisfied, and that such supplements constitute the legal, valid and binding obligations of the surviving Person.

Nothing contained in this Indenture shall prevent any consolidation or merger of a Restricted Subsidiary that is a Guarantor with or into the Issuer or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuer or shall prevent any sale or conveyance of the property of a Restricted Subsidiary that is a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuer. Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prevent any consolidation or merger of a Restricted Subsidiary that is a Guarantor with or into the Issuer or another Guarantor that is a Restricted Subsidiary of the Issuer or shall prevent any sale or conveyance of the property of a Restricted Subsidiary that is a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor that is a Restricted Subsidiary of the Issuer.

SECTION 10.04. Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in paragraphs (a) through (c) of Section 10.03 hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor. When a successor Person assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to Article 5 hereof, the applicable predecessor shall be released from the obligations so assumed.

SECTION 10.05. Releases from Guarantees.

If pursuant to any direct or indirect sale of assets (including, if applicable, all of the Capital Stock of any Guarantor (other than Holdings)) or other disposition by way of merger, consolidation or otherwise, the assets sold include all or substantially all of the assets of any Guarantor (other than Holdings) or all of the Capital Stock of any such Guarantor (other than Holdings), then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof. In addition, a Guarantor (other than Holdings) shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be if (1) such Guarantor is dissolved or liquidated in accordance with the provisions hereof; (2) the Issuer designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms hereof; (3) upon the transfer of such Guarantor in a transaction that (i) qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under Section 4.07 if following such transfer such Guarantor ceases to be a direct or indirect Restricted Subsidiary of the Issuer or (ii) following such transaction, such Guarantor is a Restricted Subsidiary that is not a guarantor (and is not required to be a guarantor) under any Credit Facility incurred under Section 4.07(b)(2); or (4) the Issuer effectively discharges such Guarantor’s obligations or defeases the Notes in compliance with the terms of Article 8 hereof. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions hereof, including without limitation Section 4.10 hereof, if applicable, the Trustee shall execute any documents pursuant to written direction of the Issuer in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered by hand-delivery, registered first-class mail, next-day air courier or facsimile, email or other electronic transmission:

If to the Issuer or any Guarantor, to it care of:

Dole Food Company, Inc.

One Dole Drive

Westlake Village, California 91362

Facsimile No.: (818) 874-6780

Email: jared.gale@dole.com

Attention: Jared Gale, Esq.

with a copy to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Facsimile No.: (212) 230-5169

Email: johncobb@paulhastings.com

Attention: John Cobb, Esq.

Paul Hastings LLP

600 Travis Street,

Houston, TX 77002,

Facsimile No.: (713) 353-3329

Email: lindsaysparks@paulhastings.com

Attention Lindsay Sparks, Esq.

If to the Trustee, Registrar, Paying Agent or Collateral Agent:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Facsimile No.: (302) 636-4145

Attention: Dole Food Company, Inc., Administrator

The Issuer, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, certified or registered, return receipt requested, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when transmission is confirmed, if sent by facsimile.

Any notice or communication to a Holder of a Note shall be mailed by first class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Note (or its designee) pursuant to the Applicable Procedures of such Depositary.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 11.02. Communication by Holders of Notes with Other Holders of Notes.

Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.03. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or Collateral Agent to take any action under this Indenture or Security Document, the Issuer shall furnish to the Trustee or Collateral Agent:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or Collateral Agent stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture and the Security Documents relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or Collateral Agent stating that, in the opinion of such counsel, all such conditions precedent and covenants provided for in this Indenture and the Security Documents have been satisfied.

SECTION 11.04. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, if applicable; shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.05. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.06. No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.

No past, present, or future director, owner, officer, employee, incorporator or stockholder of the Issuer, the Guarantors or any of their Affiliates, as such, shall have any personal liability for any obligations of the Issuer, the Guarantors or any of their Affiliates under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.07. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.08. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.09. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Issuer and the Guarantors, respectively. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11. Counterpart Originals.

This Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Indenture by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Indenture.

SECTION 11.12. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13. Force Majeure.

In no event shall the Trustee or Collateral Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any Security Documents because of circumstances beyond the Trustee’s or Collateral Agent’s control, including, but not limited to, a failure, termination, or suspension of, or limitations or restrictions in respect of post-payable adjustments through, a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any Security Documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Trustee wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s or Collateral Agent’s control whether or not of the same class or kind as specified in this Section 11.13; it being understood that the Trustee shall use commercially reasonable efforts to resume performance of its obligations hereunder as soon as practicable under the circumstances.

SECTION 11.14. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR (B) IN ANY WAY IN CONNECTION WITH OR PERTAINING TO OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

SECTION 11.15. Intercreditor Agreement.

The Security Documents, the Trustee, the Collateral Agent and the Holders are subject to and bound by the terms of the Intercreditor Agreement.

SECTION 11.16. U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as they may request in order for them to satisfy the requirements of the U.S. A. PATRIOT Act.

SECTION 11.17. Consent to Jurisdiction.

The Issuer and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York State court, in each case sitting in Manhattan, in any action or proceeding arising out of or relating to this Indenture, and the Issuer and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Trustee or Collateral Agent or of any Holder to bring proceedings against the Issuer or any Guarantor in the courts of any other jurisdiction. Any judicial proceeding by the Issuer or any Guarantor against the Trustee or Collateral Agent or any affiliate of the Trustee or Collateral Agent involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Indenture shall be brought only in a court in Manhattan.

ARTICLE 12

SECURITY

SECTION 12.01. Security Documents; Additional Collateral.

(a) Security Documents. In order to secure the due and punctual payment of the Obligations, the Issuer, the Guarantors and the Collateral Agent have entered into the Security Documents.

The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected third priority security interest subject only to Permitted Liens.

(b) Additional Collateral. With respect to assets acquired after the Issue Date (or assets that cease to be Excluded Assets (as defined in the Security Agreement)), the Issuer or applicable Guarantor will take the actions required by the Security Agreement.

SECTION 12.02. Recording, Registration and Opinions.

The Issuer and the Guarantors shall furnish to the Trustee and Collateral Agent at least thirty (30) days prior to the anniversary of the Issue Date in each year an Opinion of Counsel, dated as of such date, either (i) (x) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken and such opinion may refer to prior Opinions of Counsel and contain customary qualifications and exceptions and may rely on an Officers’ Certificate of the Issuer, and (y) stating that on the date of such Opinion of Counsel, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Collateral Agent securing the Obligations thereunder and under the Security Documents with respect to the Collateral and such Opinion of Counsel may contain customary qualifications and exceptions and may rely on an Officers’ Certificate; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or amendment is not effective if filed at the time of the opinion, such opinion may so state and in that case the Issuer and the Guarantors shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing Obligations or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 12.03. Releases of Liens on Collateral.

The Liens securing the Notes and the Guarantees will automatically and without the need for any further action by any Person be released:

(a) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(b) in whole upon:

(i) satisfaction and discharge of this Indenture under Section 8.01 hereof; or

(ii) a Legal Defeasance or Covenant Defeasance of this Indenture under Article 8 hereof;

(c) in part, as to any property that (i) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor other than Holdings) in a transaction not prohibited by this Indenture at the time of such transfer or disposition or (ii) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee;

(d) upon receipt by the Trustee of an officer’s certificate stating that (i) no Event of Default has occurred and is continuing and (ii) the Liens securing all First Lien Obligations in such Collateral have been or are being concurrently released; and

(e) in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement.

SECTION 12.04. Form and Sufficiency of Release.

In the event that any Lien is to be released pursuant to Section 12.03, and the Issuer or such Guarantor requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel in accordance with Section 11.03 and also to the effect that such release complies with Section 12.03 and specifying the provision in Section 12.03 pursuant to which such release is being made (upon which the Trustee and Collateral Agent may exclusively and conclusively rely), the Collateral Agent shall execute, acknowledge and deliver to the Issuer or such Guarantor such an instrument in the form provided by the Issuer, and providing for release without recourse and shall take such other action as the Issuer or such Guarantor may reasonably request and as necessary to effect such release.

SECTION 12.05. Possession and Use of Collateral.

Subject to the provisions of the Security Documents, the Issuer and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 12.06. Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.04 have been satisfied.

SECTION 12.07. Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each Holder of a Note, by accepting such Note, agrees, acknowledges and consents to the terms (including, but not limited to, waivers, representations and covenants) of and authorizes and directs the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

SECTION 12.08. Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee, to apply such funds as provided in Section 6.11.

SECTION 12.09. Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Issuer or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.

SECTION 12.10. Appointment and Authorization of Collateral Agent.

(a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to enter into the Security Documents and to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such and agrees to act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral on the express conditions contained in this Section 12.10. The provisions of this Section 12.10 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor the Issuer or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.03. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture and the Security Documents to which it is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Issuer or any Subsidiary of the Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act. The obligations of the Collateral Agent with respect to the Collateral shall be governed exclusively by the express terms of this Indenture and the Security Documents and not by the UCC except to the extent required by applicable law. Neither duties of, nor any adverse consequence to, a secured party under the UCC shall be read into this Indenture. Without limiting the generality of the foregoing sentence, the use of the term “trustee” or “collateral agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly provided otherwise in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture and the Security Documents, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders; provided that it is understood that in all cases the Collateral Agent shall be fully protected in refraining from taking any such action until it shall be directed by the majority of Holders of the aggregate principal amount of Notes then outstanding as provided herein.

(b) The Collateral Agent may execute any of its duties under this Indenture and the Security Documents by or through agents, employees, attorneys-in-fact or through its related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or related Person that it selects as long as such selection was made without gross negligence or willful misconduct.

(c) None of the Collateral Agent, nor any of its respective related Persons shall (i) be liable for any action taken, suffered or omitted to be taken by any of them in good faith and reasonably believed by them to be authorized or within the discretion or rights of powers under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor, officer or related Person thereof, contained in this Indenture and the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture and the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture and the Security Documents, or for any failure of the Issuer, any Guarantor or any other party to this Indenture and the Security Documents to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture and the Security Documents or to inspect the properties, books, or records of the Issuer or any Guarantor.

(d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture and the Security Documents unless it shall first receive such direction from the Holders of a majority of the aggregate principal amount of Notes then outstanding as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture and the Security Documents in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Issuer or a Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to this Section 12.10); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f) Wilmington Trust, National Association and its Affiliates (and any successor Collateral Agent and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Issuer or any Guarantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates (and any successor Collateral Agent and its affiliates) may receive information regarding the Issuer or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Issuer, such Guarantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust, National Association (or any successor Collateral Agent) to advance funds.

(g) The Collateral Agent may resign at any time upon thirty (30) days’ prior written notice to the Trustee and the Issuer and the Guarantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Issuer or the Holders of at least 25% of the aggregate principal amount of Notes then outstanding, shall appoint a successor Collateral Agent. If no successor Collateral Agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor Collateral Agent. If no successor Collateral Agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.05 (and Section 11.06) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture. The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence.

(h) Subject to Section 6.02, the Trustee agrees that the Collateral Agent shall not be obliged to, and the Trustee shall not be obligated to instruct the Collateral Agent to, unless specifically requested to do so by a majority of the aggregate principal amount of the Notes then outstanding, take or cause to be taken any action to enforce rights under this Indenture, the Notes or any of the Security Documents, or against the Issuer or any Guarantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any action, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent shall have received direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and security or indemnity satisfactory to the Collateral Agent, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. The Issuer and the Guarantors recognize and agree that the interest in the Collateral is vested in the Collateral Agent, and that the Collateral Agent shall be designated as secured party for UCC purposes pursuant to this Indenture and the Security Documents for the express purpose of providing security on the Obligations hereunder, and not for the purpose of advancing any personal interests of the Collateral Agent or the Trustee therein. Consequently, notwithstanding the provisions of Section 9-210 of the UCC, the Issuer and each Guarantor agrees that any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral shall be delivered to the Trustee, the Collateral Agent and to the Holders of the Notes. The Trustee and the Collateral Agent shall have no duty or obligation to the Secured Parties (as defined in the Intercreditor Agreement) under any provision of the UCC with respect to any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral, including but not limited to any obligation under Sections 9-210 of the UCC.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations secured by the Security Documents arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture and the Security Documents, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to this Indenture and the Security Documents, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.

(j) The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession or control.

(k) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l) The Collateral Agent (i) shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Collateral Agent was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to legal matters relating to this Indenture, the Notes, the Security Documents shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(m) Upon the receipt by the Collateral Agent of a written request of the Issuer signed by any Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to, if satisfactory in form to the Collateral Agent, execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.10(m), (ii) instruct the Collateral Agent to execute and enter into such Security Document and (iii) certify that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(n) In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty.

(o) Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, or in connection with any Security Document, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. In the absence of gross negligence or willful misconduct on its part, the Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(p) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Sections 7.01, 7.02, 7.03, 7.04 and 7.07, are extended to the Collateral Agent, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 12.10 with respect to the Collateral Agent, except that the Collateral Agent shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence or willful misconduct. In acting under any Security Document, the Collateral Agent shall enjoy the rights, privileges, protections, immunities and benefits that are extended to the Collateral Agent hereunder.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

DOLE FOOD COMPANY, INC., as Issuer

By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Vice President, Chief Financial Officer and Treasurer

By:	/s/ Jared Gale
	Name:	Jared Gale
	Title:	Vice President, General Counsel and Corporate Secretary

GUARANTORS DFC HOLDINGS, LLC

By:	/s/ Gary Wong
	Name:	Gary Wong
	Title:	Vice President, Chief Financial Officer and Treasurer

By:	/s/ Ryan Gores
	Name:	Ryan Gores
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Indenture]

AG 1972, Inc.

Bananera Antillana (Colombia), Inc.

Blue Anthurium, Inc.

Bud Antle, Inc.

Calicahomes, Inc.

Cerulean, Inc.

DB North, LLC

DB South, LLC

Dole Assets, Inc.

Dole Berry Company

Dole Citrus

Dole Europe Company

Dole Citrus

Dole Europe Company

Dole Foods Flight Operations, Inc.

Dole Fresh Fruit Company

Dole Fresh Vegetables, Inc.

Dole Holdings, Inc.

Dole Land Company, Inc.

Dole Northwest, Inc.

Dole Ocean Cargo Express, Inc.

Dole Orland, Inc.

Dole Sunfresh Express, Inc.

La Petite d’Agen, Inc.

Lindero Headquarters Company, Inc.

Milagro Ranch, LLC

Oceanview Produce LLC

Renaissance Capital Corporation

Royal Packing LLC

Standard Fruit and Steamship Company

Standard Fruit Company

Wahiawa Water Company, Inc.

By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Vice President and Treasurer

By:	/s/ Jared Gale
	Name:	Jared Gale
	Title:	Vice President and Secretary

[Signature Page to Indenture]

DOLE DRIED FRUIT AND NUT COMPANY

By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Vice President and Treasurer

By:	/s/ Jared Gale
	Name:	Jared Gale
	Title:	Vice President and Secretary

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Global Note Legend]

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

[Private Placement Legend]

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b)

IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

Each temporary Regulation S Global Note shall bear the following additional legend:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.”

[Face of Note]

7.25% Senior Secured Note due 2025

Cert. No.

CUSIP No.

Dole Food Company, Inc.

promises to pay to [                ]

or its registered assigns

the principal sum of

Dollars on June 15, 2025

Interest Payment Dates: June 15 and December 15, commencing [                    ].

Record Dates: June 1 and December 1 (whether or not a Business Day).

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

This is one of the Notes referred to in

the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signatory

Dated:

(Back of Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

(1) Interest. Dole Food Company, Inc., a North Carolina Corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 7.25% per annum and will be payable semi-annually in cash on each June 15 and December 15, commencing [                    ], or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the Notes at the close of business on the immediately preceding June 1 and December 1, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. To the extent lawful, the Issuer shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

(2) Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes. Unless otherwise designated by the Issuer, the Issuer’s office or agency will be the corporate trust office of the Trustee maintained for such purpose; provided, however, no service of legal process on the Issuer may be made at any office of the Trustee.

(3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuer may act in any such capacity.

(4) Indenture. The Issuer issued the Notes under an Indenture, dated as of April 6, 2017 (the “Indenture”), among the Issuer, the Guarantors, the Trustee, the Registrar, the Paying Agent and the Collateral Agent. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The Issuer shall be entitled to issue additional Notes pursuant to Section 2.02 of the Indenture. All Notes issued under the Indenture shall be treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture. Holders of Notes are referred to the Indenture for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior secured obligations of the Issuer.

(5) Optional Redemption. (a) Except as provided in paragraphs (b) and (c) below, the Notes will not be redeemable at the Issuer’s option prior to June 15, 2020. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 days’ or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2020	103.625%
2021	101.813%
2022 and thereafter	100.000%

(b) Notwithstanding the foregoing, at any time and from time to time prior to June 15, 2020, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 107.250% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of a contribution to the capital of the Issuer or one or more public or private sales of Qualified Capital Stock, other than proceeds from a sale to the Issuer or any of its Subsidiaries or any employee benefit plan in which the Issuer or any of its Subsidiaries participates; provided that (i) at least 50% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs no later than the 180th day following such capital contribution or sale of Qualified Capital Stock.

(c) In addition, at any time and from time to time prior to June 15, 2020, the Issuer may redeem all or any portion of the Notes outstanding at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.

“Make Whole Amount” means, with respect to any Note at any redemption date, as determined by us, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at June 15, 2020 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to June 15 , 2020 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed. The Trustee will have no responsibility to verify the Make Whole Amount.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 15, 2020; provided, however, that if the period from the redemption date to June 15, 2020 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to June 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

(d) Notice of any redemption of Notes described above may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the relevant public or private sales of Qualified Capital Stock, other offering or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or that such redemption date may be postponed to another date selected by the Issuer that is within 30 days of the original scheduled redemption date.

(6) Repurchase at Option of Holder. Upon the occurrence of a Change of Control, the Issuer shall make an offer to each Holder of Notes to repurchase on the Change of Control Payment Date all or any part of such Holder’s Notes (equal to $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of repurchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

Within 30 days after the date the cumulative amount of Excess Proceeds exceeds $25.0 million, the Issuer shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to all Holders of the Notes (with a copy to the Trustee) and (x) in the case of Excess Net Proceeds which are received as a result of an Asset Sale of Collateral, to the extent required pursuant to the documentation governing any Pari Passu Lien Obligations, an offer to purchase to the holders of such Pari Passu Lien Obligations and (y) in the case of Excess Net Proceeds which are not received as a result of an Asset Sale of Collateral, to the extent required by the terms of any Indebtedness (other than Subordinated Indebtedness), an offer to purchase to all holders of such Indebtedness to purchase the maximum principal amount of Notes (and, if applicable, holder of any such Pari Passu Lien Obligations or Indebtedness (other than Subordinated Indebtedness) that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth herein (and, if applicable, the documentation governing such Pari Passu Lien Obligations or such other Indebtedness). If the aggregate principal amount of Notes (and, if applicable, Pari Passu Lien Obligations or other parity Indebtedness) surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Issuer shall select the Notes (and, if applicable, Pari Passu Lien Obligations or other parity Indebtedness) to be purchased on a pro rata basis. To the extent that the principal amount of Notes (and, if applicable, Pari Passu Lien Obligations or other parity Indebtedness) tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are subject to an offer to purchase will receive an Excess Proceeds Offer from the Issuer prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

(7) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in amounts of $2,000 or whole multiples of $1,000 that are equal to or in excess of $2,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Issuer fails to redeem such Notes or such portions thereof.

(8) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(9) Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

(10) Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture, the Notes, the Guarantees, and the Security Documents or any amended or supplemental indenture may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and any existing Default and its consequences or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes) (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in clause (h) below); (c) reduce the rate of or change the time for payment of interest on any Note; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in money other than that stated in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; (g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below); (h) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred; (i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10 of the Indenture; or (j) make any change in the foregoing amendment and waiver provisions. Additionally, without the consent of Holders of at least 75% of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), no such amendment or waiver may release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of the Indenture and the Security Documents. Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture, the Notes, the Guarantees, the Security Documents or any amended or supplemental indenture may be amended or supplemented: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated

Notes or Guarantees in addition to or in place of certificated Notes or Guarantees; (iii) to provide for the assumption of the obligations of the Issuer or any Guarantor to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10 of the Indenture; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any Holder of the Notes in any material respect; (v) to provide for the issuance of additional Notes in accordance with the provisions set forth in the Indenture; (vi) to provide for additional First Lien Obligations permitted to be incurred pursuant to the indenture by Liens ranking prior to the Liens securing the Notes and the Guarantees and to secure additional Pari Passu Lien Obligations permitted to be incurred pursuant to the indenture by Liens ranking pari passu with Liens securing the Notes and the Guarantees; (vii) to evidence and provide for the acceptance of an appointment of a successor Trustee; (viii) to add Guarantees or collateral with respect to the Notes; (ix) to conform the Indenture or the Notes to the “Description of Notes” section in the Offering Memorandum; (x) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes; or (xi) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

(11) Defaults and Remedies. Each of the following constitutes an Event of Default:

(a) default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c) failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.08, 4.10, 4.15 and 5.01 of the Indenture (other than a failure to purchase Notes duly tendered to the Issuer for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(d) subject to Section 6.04 of the Indenture, default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer and any of the Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50.0 million or more;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $50.0 million or more;

(g) failure by the Issuer and any of its Restricted Subsidiaries that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $50.0 million or more, which judgments are not stayed within 60 days after their entry; provided, however, that the rendering of any such other judgment(s) by courts outside of the United States shall not be an Event of Default under this clause (g) unless (i) the Issuer and its Restricted Subsidiaries which are subject to the judgment(s), as of the date of the issuance of such judgment(s) (or any later date while such judgment(s) are still in effect) have at least $50.0 million in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the Issuer and/or its Restricted Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $50.0 million in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s));

(h) any Guarantee of Holdings or a Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Holdings or any Guarantor that qualifies as a Significant Subsidiary (or group of Guarantors that together would constitute a Significant Subsidiary), or any Person acting on behalf of Holdings or any Guarantor that qualifies as a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), shall deny or disaffirm its obligations under its Guarantee;

(i) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer in an involuntary case; (ii) appoints a custodian of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer; or (iii) orders the liquidation of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) of the Issuer, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(k) any Lien purported to be created by any Security Document shall cease to be a valid and enforceable Lien with respect to Collateral with a Fair Market Value in excess of $30.0 million except in accordance with the Security Documents and such failure continues for a period of 45 days after the Issuer receives written notice specifying the failure (and demanding that such failure be remedied) from the Trustee or the holders of at least 30% of the outstanding principal amount of the Notes.

If any Event of Default occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 of the Indenture, all outstanding Notes shall become and shall be immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

In the event of any Event of Default specified in clauses (e) and (f) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 30 days after such Event of Default arose (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; (ii) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (iii) the default that is the basis for such Event of Default has been cured.

Any failure to perform under, or breach of, Section 4.03 of the Indenture shall not be a Default or an Event of Default until the 121st day after the Issuer has received the notice referred to in clause (d) of Section 6.01 of the Indenture (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default).

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

(12) Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of the Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights if would have had if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign.

(13) No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders. No past, present, or future director, owner, officer, employee, incorporator or stockholder of the Issuer, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuer, the Guarantors or any of their Affiliates under this Note, the Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(14) Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed herein.

(18) Security Documents and Intercreditor Agreement. The obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees are secured by a third Lien on the Collateral pursuant to the Security Documents. The provisions of the Indenture and the Security Documents are subject to the Intercreditor Agreement.

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:

Dole Food Company, Inc.

One Dole Drive

Westlake Village, California 91362

Facsimile No.: (818) 874-6780

Email: jared.gale@dole.com

Attention: Jared Gale, Esq.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip code)

and irrevocably appoint                      as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on
the face of this Note)

Signature Guarantee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 3.08 (Excess Proceeds Offer) or Section 4.15 (Change of Control) of the Indenture, check the appropriate box:

☐       Section 3.08                 ☐      Section 4.15

If you want to have only part of the Note purchased by the Issuer pursuant to Section 3.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on
the face of this Note)

Signature Guarantee.

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Dole Food Company, Inc. to the Holders or the Trustee and Collateral Agent all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

No director, owner, officer, employee, incorporator or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this guarantee by reason of his, her or its status as such. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[ ]
Name of Guarantor

By:
Name:
Title:

B-1

EXHIBIT C

[FORM OF CERTIFICATE OF TRANSFER]

Dole Food Company, Inc.

One Dole Drive

Westlake Village, California 91362

Facsimile No.: (818) 874-6780

Attention: Jared Gale, Esq.

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Facsimile: (302) 636-4145

Attention: Dole Food Company, Inc., Administrator

Re: 7.25% Senior Secured Notes due 2025

Reference is hereby made to the Indenture, dated as of April 6, 2017 (the “Indenture”), among Dole Food Company, Inc., as Issuer (the “Issuer”), the Guarantors named therein and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                 (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	☐	Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐	Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐	Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

		(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

		(b)	☐	or such Transfer is being effected to the Issuer or a Subsidiary thereof;

4.	☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

		(a)	☐	Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

		(b)	☐	Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	☐	Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note CUSIP [ ], or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

[FORM OF CERTIFICATE OF EXCHANGE]

Dole Food Company, Inc.

One Dole Drive

Westlake Village, California 91362

Facsimile No.: (818) 874-6780

Attention: Jared Gale, Esq.

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Facsimile: (302) 636-4145

Attention: Dole Food Company, Inc., Administrator

Re: 7.25% Senior Secured Notes due 2025

(CUSIP [                ])

Reference is hereby made to the Indenture, dated as of April 6, 2017 (the “Indenture”), among Dole Food Company, Inc., as Issuer (the “Issuer”), the Guarantors named therein and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to

D-1

and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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